UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Soliciting Material under §240.14a-12

HUBBELL INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2024
Annual Meeting
of Shareholders

Your proxy is being solicited for the Annual Meeting of Shareholders (the “Annual Meeting”) of Hubbell Incorporated (“Hubbell” or the “Company”), or any adjournment, continuation, or postponement of the Annual Meeting, on behalf of Hubbell’s Board of Directors (the “Board”). Hubbell pays the cost of soliciting your proxy. On March 25, 2024, we mailed a Notice of the Internet Availability of Proxy Materials to all shareholders of record advising that they could view all of our proxy materials (Proxy Statement, proxy card and Annual Report on Form 10-K) online at www.proxyvote.com, or request a paper or email copy of the proxy materials, free of charge. We encourage you to access your proxy materials online to reduce the environmental impact and cost of our proxy solicitation. You may request a paper or email copy of the materials using any of the following methods:

•	By Internet: Go to www.proxyvote.com
•	By Phone: 1-800-579-1639
•	By Email: sendmaterial@proxyvote.com

How To Vote

Your vote is important. Please vote as soon as possible by one of the methods shown below. Make sure to have your proxy card, voting instruction form, or Notice of Internet Availability in hand and follow the instructions.

BY TELEPHONE Vote your shares by calling 1-800-690-6903 toll-free.
ONLINE Vote your shares online at proxyvote.com.
BY MAIL If you requested a paper copy of the proxy materials, complete, sign, date and return your proxy card in the prepaid envelope.
IN PERSON
Shareholders who attend the Annual Meeting may vote in person. Beneficial owners of shares must obtain a legal proxy from their broker, bank, or record holder and present it to the inspectors of election to be able to vote at the meeting.
BY SCANNING You can vote your shares online by scanning the QR code on your proxy card. You will need the 16-digit control number on your proxy card.
MEETING INFORMATION Date and Time Tuesday, May 7, 2024 at 9:00 a.m. Location Hubbell Incorporated 40 Waterview Drive, Shelton, CT 06484 Record Date March 8, 2024

You may revoke your proxy at any time before the Annual Meeting by any of the following methods:

•	Delivering to the Secretary of the Company written instructions revoking your proxy;
•	Delivering an executed proxy bearing a later date than your prior voted proxy; or
•	If you voted by Internet or telephone, by recording a different vote on the Internet website or by telephone.

If you hold your shares in street name, you must follow the instructions of your broker, bank, or other nominee to revoke your voting instructions.

Items of Business

PROPOSAL 1
Election of 9 directors.

PROPOSAL 2
Approve, by an advisory vote, the compensation of the named executive officers.

PROPOSAL 3
Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.

In addition, any other business properly presented may be acted upon at the meeting.

Record Date

If you were a shareholder of record at the close of business on March 8, 2024, you are entitled to notice of and to vote at the Annual Meeting.

By order of the Board,

Katherine A. Lane

Senior Vice President, General Counsel and Secretary
March 25, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2024.

This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended 2023 are available at www.proxyvote.com. Have your Notice of the Internet Availability of Proxy Materials or proxy card in hand when you go to the website.

WHAT’S NEW
Appointed new Presidents to Hubbell’s HES and HUS segments.	5
Completed three acquisitions in 2023.	5
Held inclusion focused conference.	5
Appointed a new Director - Debra L. Dial, July 1, 2023.	11

HUBBELL INCORPORATED  I  2024 PROXY STATEMENT     2

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Proxy Summary

This Proxy Summary highlights selected information contained in this Proxy Statement. It does not contain all the information that you should consider to determine your vote. You should read the entire Proxy Statement carefully before voting.

Annual Shareholders Meeting

DATE: May 7, 2024

TIME: 9:00 a.m.

MEETING AGENDA: The meeting will cover the proposals listed under voting matters and vote recommendations below, and any other business that may properly come before the meeting.

PLACE: Hubbell Incorporated,

40 Waterview Drive, Shelton, CT 06484

RECORD DATE: March 8, 2024

MAILING DATE: This Proxy Statement was first mailed to shareholders on or about March 25, 2024.

VOTING: Shareholders as of the record date are entitled to vote. Each share of Common Stock of Hubbell Incorporated (the “Company’’) is entitled to one vote for each director nominee and one vote for each of the proposals.

Voting Matters and Vote Recommendations

A quorum is required to transact business at the Annual Meeting. The presence of the holders of Common Stock, in person or by proxy, representing a majority of the voting power of the Company’s outstanding shares will constitute a quorum. Abstentions and broker non-votes are counted as present for quorum purposes.

Proposal		Board’s Voting Recommendation	Page
Proposal 1 –	Election of Directors	FOR each Nominee	10
Proposal 2 –	Advisory vote to approve Named Executive Officer compensation (“Say on Pay” vote)	FOR	31
Proposal 3 –	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024	FOR	69

The Company does not intend to present any business at the Annual Meeting other than the items described in the Proxy Statement and has no information that others will do so. The proxies appointed by our Board of Directors (and named on your Proxy Card) will vote all shares as the Board recommends above unless you instruct otherwise when you vote. If a matter not described in this Proxy Statement is properly presented at the Annual Meeting, the named proxies will have the discretion to vote your shares in their judgment.

Our Vision

Hubbell is a global manufacturer of high quality, reliable electrical products and utility solutions for a broad range of customer and end market applications in the Electrical and Utility Solutions segments. Hubbell is committed to doing business in ways that are principled, transparent, and accountable to our shareholders because it is the right way to operate and it generates long-term value.

Our vision is to enable a Reliable, Resilient and Renewable energy infrastructure built on a backbone of Hubbell solutions. Our mission is to Electrify economies and Energize communities. Our vision and mission are underscored by four pillars that guide our Company.

SERVE OUR CUSTOMERS	GROW THE ENTERPRISE	OPERATE WITH DISCIPLINE	DEVELOP OUR PEOPLE

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2023 Performance Highlights

We delivered on our commitments to shareholders.

We measure our progress not only in terms of our financial accomplishments, but also by looking at whether we served the best interests of our shareholders, suppliers, customers, employees, and communities in which we operate.

Performance Summary(1)

NET SALES	ADJUSTED DILUTED EARNINGS PER SHARE(2)	FREE CASH FLOW(2)

$5.4 billion	$15.33	$715 million

(1)	The performance summary represents the results of continuing operations. See Note 2 in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024 for further details.
(2)	Adjusted diluted earnings per share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024.

We executed a disciplined plan of capital deployment.

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Acquisitions and Portfolio Actions

We successfully executed our portfolio management strategy to create higher growth and margin characteristics for Hubbell.

Hubbell’s portfolio is strategically aligned around grid modernization and electrification megatrends, and our leading positions across the energy infrastructure will enable us to continue effectively serving utility and electrical customers in front of and behind the meter.

Hubbell has a proven track record of successfully acquiring and integrating businesses to create a focused portfolio with attractive growth and margin characteristics. In 2023, Hubbell continued its focus on growth by completing the following three acquisitions:

Systems Control	Balestro	Electro Industries Gaugetech (EIG)
Manufacturer of substation control and relay panels, as well as turnkey substation control building solutions. The business is now part of our Utility Solutions segment.	Manufacturer of arresters, insulators, fusing and variable resistors. The business is now part of our Utility Solutions segment.	Manufacturer of integrated energy management and power quality monitoring solutions. The business is now part of our Utility Solutions segment.

As important as it is for Hubbell to grow our enterprise, we also recognize the importance of portfolio management and critically reviewing any businesses that may no longer be core to Hubbell’s strategy. In 2023, Hubbell entered into a definitive agreement to sell its residential lighting business (Progress Lighting) in its Electrical Solutions segment for $131 million, subject to customary adjustments. This transaction subsequently closed in February 2024.

Talent and Human Capital Management

We appointed new leaders of our two segments, one from internally and one from externally.

Hubbell prioritizes its talent development and succession planning focus. On July 1, 2023, Hubbell appointed a new Electrical Solutions segment President, Mark Mikes, and a new Utility Solutions segment President, Gregory Gumbs. Mr. Mikes succeeded Mr. Bakker in such role, as Mr. Bakker had also been serving as the interim HES President since October, 2022, and Mr. Gumbs succeeded Mr. Connolly, who retired on July 1, 2023.

Hubbell continues to focus on employee experience.

Annually Hubbell conducts an enterprise-wide employee survey, the Elevate Employee Experience Survey, to better understand the voices of our employees worldwide. 85% of Hubbell’s employees responded to the survey, providing insights at the local site, function, and enterprise levels that Hubbell then translated into action plans. The survey results provided details on how employees feel about Hubbell, their careers, and various opportunities to better connect employees to Hubbell’s vision and purpose.

Hubbell held its first ever inclusion focused conference in 2023. Led by the Company’s four Employee Inclusion Groups, this event brought together Hubbell employees from around the world, including senior leaders, to share perspectives and engage in personal and professional development. Hubbell further conducted various inclusion related events, programs, and initiatives throughout the year.

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Recognitions

Hubbell is proud of the many awards and recognitions it receives annually, a few of which are highlighted below.

S&P 500 Index	NAMED TO THE S&P 500 INDEX Hubbell was added to the S&P 500 Index on October 18, 2023, demonstrating Hubbell’s increased market valuation, strong financial performance and execution on its strategy.

RECOGNIZED AS ONE OF 2024’S WORLD’S MOST ETHICAL COMPANIES

Hubbell was recognized by the Ethisphere Institute as one of the 2024 World’s Most Ethical Companies. This was the fourth year in a row Hubbell has been named to this list and it reflects our organization-wide commitment to compliance and sustaining an ethical culture.

NAMED TO THE DOW JONES SUSTAINABILITY INDEX FOR NORTH AMERICA

Hubbell was named to the Dow Jones Sustainability Index (“DJSI”) for North America for the first time in 2023. Powered by the S&P Global Corporate Sustainability Assessment, the DJSI comprises companies with excellent corporate sustainability practices.

Sustainability

COMMITMENT TO ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)

Hubbell publishes an annual sustainability report (available at www.hubbell.com) that details our commitments to sustainability, human capital management, compliance and ethics.

The report reflects our dedication to building a cohesive ESG strategy intended to drive long-term value and accountability through meaningful progress and transparent and credible disclosures. Explore the 2024 Sustainability Report(1) (available at www.hubbell.com), to learn more about our sustainability aspirations and accomplishments. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.

See additional details on pages 26-27.

(1)	The information within the 2024 Sustainability Report (available on Hubbell.com), and any other information on the Company’s sustainability webpage that Hubbell may refer to herein is not incorporated by reference into and does not form any part of this Proxy Statement. Any targets or goals discussed in our sustainability disclosures and within this Proxy Statement may be aspirational; no guarantees or promises are made that these goals will be met. Furthermore, statistics and metrics disclosed in this Proxy Statement, our sustainability reports, and Hubbell’s sustainability webpage are estimates and may be based on assumptions. We are under no obligation to update such information.

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Proposal 1

Election of 9 Directors	See pages 10-17 for further information.

THE BOARD RECOMMENDS A VOTE  FOR EACH NOMINEE FOR A ONE-YEAR TERM.

The following table provides summary information about each of the nine Director nominees. Each Director is elected annually by a plurality of votes cast. Existing committee assignments of the Directors are described below. Each nominee is a current Director of the Company and has the qualifications and experience recommended by the Nominating and Corporate Governance Committee.

Our Director Nominees

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Proposal 2

Say on pay: advisory vote on the compensation of the named executive officers.	See page 31 for further information.

THE BOARD RECOMMENDS A VOTE  FOR THIS PROPOSAL.

Executive Compensation Highlights

Compensation Philosophy

Hubbell’s compensation program is designed to achieve the following objectives:

Align interests of executives with our shareholders by linking executive pay to Company performance.
Incentivize high-quality executive talent essential to our immediate and long-term success.
Target compensation for our executives to align with relevant external benchmarks.

Elements of Compensation

Hubbell compensated its named executive officers (“NEOs”) using the following elements for total direct compensation in 2023:

Target Compensation Mix
	Element	Description	CEO	Other NEOs
Targeted at 50th percentile of peers	Salary	A competitive level of cash is provided to attract and retain executive talent.
	Annual Cash Incentive	Amounts awarded based on achievements toward Hubbell’s financial goals and individual performance against strategic objectives.
	Long-Term Equity Incentive	A mix of equity awards designed to drive Hubbell’s performance and align executives’ interests with those of shareholders. 75% of equity awards are performance-based.

Short and Long-Term Incentives

Short-Term Incentive (“STI”) Design

The 2023 short-term incentive awards for the NEOs (including our CEO) were based 80% on Hubbell’s financial performance and 20% on their individual contributions to Hubbell’s strategic objectives. This design prioritizes and appropriately rewards performance on critical metrics including inclusion and diversity, sustainability, innovation, and acquisitions.

(1)	Adjusted earnings per share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024.

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Long-Term Incentive (“LTI”) Design

The design of our long-term incentive award program, shown below, reflects a strong performance-based orientation.

Performance Share Metrics

Since 2022, performance share grants have been based on three metrics described below.

METRIC	2023 Weighting

Relative Sales Growth	34%	Drives growth initiatives, including organic growth, new product development, innovation, and acquisition performance.

Adjusted Operating Profit Margin(1)	33%	Focuses NEOs on margin expansion and productivity, while they execute operational objectives including footprint optimization and product rationalization.

Relative TSR	33%	Ensures pay is aligned with shareholder interests.

Specific details on these metrics may be found on page 46 in the Compensation Discussion & Analysis section.

Our compensation program is designed around pay for performance, informed by our shareholder engagement.

Shareholder Engagement

The Company regularly engages with shareholders over the course of the year on diverse topics such as financial performance, compensation, corporate governance and ESG (including climate change and human capital management). We are committed to not just continuing to engage with our shareholders, but also to reviewing and applying the feedback we receive. The Board of Directors and Hubbell’s management team engage in a robust program of shareholder outreach and continue to focus on shareholders’ perspectives on our compensation programs and our pay for performance philosophy. In 2023 and early 2024, members of our senior management engaged in a targeted outreach with Hubbell’s top thirty shareholders representing over 61% of Hubbell’s outstanding Common Stock. These conversations were led by a cross-functional group of senior leaders and helped inform the Compensation Committee’s review of the executive compensation programs and confirmed shareholder’s overall support of our compensation philosophy, design, and programs.

Compensation Recoupment

Hubbell adopted a new compensation recoupment policy in 2023 that complies with both the rules of the Securities and Exchange Commission (SEC) and the listing standards of the New York Stock Exchange (NYSE).

Proposal 3

Ratification of the selection of Pricewaterhouse Coopers LLP as the independent registered public accounting firm for 2024.	See pages 69-71 for further information.

THE BOARD RECOMMENDS A VOTE  FOR THIS PROPOSAL.

(1)	Adjusted operating profit margin is a non-GAAP financial measure. A reconciliation to the comparable GAAP financial measure can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024.

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Proposal 1 Election of Directors

The Board has fixed the number of Directors to be elected by the shareholders at the 2024 Annual Meeting at 9.

Each Director nominee has the appropriate qualifications and experience for membership on the Board of Directors.

Director Qualifications and Experience

The Nominating and Corporate Governance Committee (“NCGC”) works with the Board at least annually to determine the characteristics, skills, and experience that will enable the Board and its individual members to properly oversee the interests of Hubbell and its shareholders.

The NCGC recommends candidates for Board membership using the selection criteria outlined in Hubbell’s Corporate Governance Guidelines (the “Guidelines”) and other factors it deems necessary. Candidates are evaluated on the basis of their individual qualifications and experience and in the context of the Board as a whole. The NCGC includes diversity - diversity of gender, race, and ethnicity - when creating the pool of candidates from which it selects potential Director nominees. The objective is to assemble a diverse Board that can best facilitate the success of the business and represent shareholder interests through the exercise of sound judgment.

Below is a list of certain of the qualifications and experiences sought by the NCGC in recommending candidates for nomination to the Board:

•  Ability to make independent analytical inquiries

•  Marketing, finance, operations, manufacturing, or other relevant public company experience

•  Financial literacy

•  Professional background and leadership experience

•  Education

•  Corporate governance experience

•  Experience as a current or former public company officer

•  Experience in Hubbell’s industry

•  Public company board service

•  Academic expertise in areas of Hubbell’s operations

•  Cybersecurity experience

In determining whether to recommend a current Director for re-election, the NCGC will also consider past attendance at meetings, service on other boards and participation in and contribution to Board activities.

Each Director nominee possesses the appropriate qualifications and experience for membership on the Board of Directors. The Board is made up of individuals with strong and unique backgrounds, which gives the Board a wide range of competencies and experience that enable it to serve the interests of Hubbell and its shareholders.

The Board is committed to refreshment and selection of talented candidates.

Commitment to Board Integrity, Diversity and Independence

In addition to confirming that our Director nominees possess the requisite skills and qualifications, the NCGC focuses on ensuring that the nominees demonstrate the right leadership traits, personality, work ethic, independence, and diversity of skills and experience to align with our performance culture and our long-term strategic vision. Specifically, these criteria include:

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• The highest standards of personal and professional integrity • Potential contribution to the diversity and culture of the Board	• Ability to devote sufficient time to performing Board and committee duties • Independence from management	• Willingness to constructively challenge management through active participation in Board and committee meetings • Subject matter expertise

The Board has nominated nine candidates for election as Directors.

Nomination and Election Process

Hubbell’s Directors are elected at each Annual Meeting of Shareholders and hold office for one-year terms or until their successors are duly elected and qualified. The Board of Directors nominated nine candidates for election as Directors. If any of the nine nominees for Director become unavailable to serve, the shares represented by the proxies will be voted for any substitutes nominated by the Board of Directors, unless the number of Directors constituting the full Board is reduced.

In searching for qualified Director candidates for election to the Board and to fill vacancies on the Board, the Board may solicit current Directors or members of executive management for the names of potentially qualified individuals, consult with outside advisors, retain a Director search firm, or consider nominees suggested by shareholders (see “Shareholder Nominations” below). All Director candidates, including Director candidates recommended by shareholders, are reviewed and evaluated by the NCGC in relation to the specific qualifications and experience sought by the Board for membership and the Board’s needs at that time. Any interested candidate whose qualifications and experience align with these criteria will be interviewed by members of the NCGC, other Board members, and executive management to further assess the candidate’s qualifications and experience and determine if the candidate would be an appropriate fit. Candidates may be asked to submit additional information to support their potential nomination, including references. If the Board approves of a recommended candidate, the candidate will be nominated for election by Hubbell’s shareholders or appointed by the Board to fill a vacancy, as applicable.

Hubbell’s Board remains committed to refreshment and effective July 1, 2023, the Board, at the recommendation of the NCGC, appointed Ms. Debra L. Dial to the Board and to the Board’s Audit and Finance Committees. The Board engaged JWC Consulting, an independent director search firm, to assist in the Board’s search for a new director candidate.

Directors are elected by plurality vote, which means that the nominees who receive the most votes cast “FOR” their election are elected as Directors. Votes withheld and broker non-votes will not affect the election of Directors. As a matter of policy, however, our Corporate Governance Guidelines provide that any Director in an uncontested election who receives more votes “withheld” from his or her election than votes “for” his or her election must promptly tender a resignation to the Board (the “Director Resignation Policy”). See “Board Practices and Procedures - Director Resignation Policy” on page 23 for more information. Broker discretionary voting is not allowed; if your shares are held by a broker, you must instruct the broker how to vote or your shares will not be voted with respect to Proposal 1.

Shareholder Nominations

Any shareholder who intends to recommend a candidate to the NCGC for consideration as a Director nominee should do so in writing, providing the information described in Article I, Section 11(A)(2) of our By-Laws, to the Secretary of Hubbell. In addition, the proxy access provisions in our By-Laws provide that a shareholder, or a group of up to 20 shareholders, owning at least 3% of Hubbell’s outstanding Common Stock continuously for at least three years, may nominate director nominees constituting up to the greater of two (2) or twenty percent (20%) of the number of Directors serving on the Board for inclusion in our annual meeting proxy materials. Nominating shareholders and nominees must satisfy the requirements set forth in our By-Laws. See “Shareholder Proposals and Nominations for Director” on page 74 for additional details.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE  FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES FOR A ONE-YEAR TERM.

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All of the nominees are current Directors.

Director Nominees

The nominees are proposed by the Board to stand for election at the 2024 Annual Meeting of Shareholders and to serve as Directors until the 2025 Annual Meeting. All of the nominees are current Directors.

Our Director nominees offer a diverse range of skills and experience in areas that are relevant to our business and operations.

SKILLS AND EXPERIENCE
PUBLIC COMPANY BOARD EXPERIENCE: Hold or have held other public company board positions.										67%
BUSINESS DEVELOPMENT AND STRATEGY: Experience at large/complex organizations providing oversight of strategic priorities, corporate and business plans, and business development.										100%
CEO: Leadership experience as a Chief Executive Officer of one or more large/complex organizations.										56%
CYBERSECURITY AND TECHNOLOGY: Experience and/or expertise in technology or cybersecurity, including information security, and e-commerce.										78%
FINANCIAL: Significant expertise in and an advanced understanding of finance and accounting.										89%
GLOBAL: Board leadership experience with multinational companies or international markets.										100%
MANUFACTURING: Manufacturing experience in the industry and markets served by Hubbell.										78%
RISK MANAGEMENT: Experience at large/complex organizations overseeing various company risks and ensuring that there are appropriate mechanisms and policies in place to mitigate and manage those risks.										100%
BACKGROUND
YEARS ON HUBBELL BOARD	3	11	<1	17	3	13	5	12	3	7 year average
AGE	59	66	63	59	71	68	65	69	59	64 year average
RACIAL/ETHNIC DIVERSITY										11%
GENDER DIVERSITY										33%
BORN OUTSIDE OF THE U.S.										22%

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The following biographies provide certain information about each nominee, including each nominee’s background, age as of the 2024 Annual Meeting, and relevant experience in more detail.

Age: 59 Director since: 2020 CHAIRMAN, PRESIDENT AND CEO, HUBBELL INCORPORATED	GERBEN W. BAKKER
COMMITTEES: • Executive (Chair) DIRECTORSHIPS: • None

QUALIFICATIONS:

Mr. Bakker brings to the Board extensive financial, operational, and strategic planning experience and a strong background in the manufacturing industry, including:

•  Served as Hubbell’s President and COO from June 2019 prior to his appointment to CEO in October 2020.

•  Served as President of Hubbell Power Systems from 2014 until June 2019.

•  As President of Hubbell Power Systems, Mr. Bakker oversaw a multi-year period of strong performance and built an industry-leading electrical transmission and distribution components business.

•  Led Hubbell Power Systems through 12 acquisitions, including Aclara in 2018, growing the organization from $921 million in net sales to $1.8 billion in net sales in four years.

•  Member of the Board of Trustees of Manufacturers Alliance.

Mr. Bakker has served as Chairman, President and Chief Executive Officer of Hubbell since May 2021 and President and Chief Executive Officer and a Director of Hubbell since October 2020. Previously, he served as Hubbell’s President and Chief Operating Officer from June 2019 to October 2020. He served as President of Hubbell Power Systems from 2014 until June 2019. Mr. Bakker began his career with Hubbell in 1988 as a manufacturing engineer with Hubbell Wiring Systems.

Age: 66 Director since: 2013 INDEPENDENT	CARLOS M. CARDOSO

COMMITTEES:

•  Compensation

•  Nominating and Corporate Governance

DIRECTORSHIPS:

•  Freudenberg Group, since 2021

PRIOR DIRECTORSHIPS:

•  Garrett Motion Inc., 2018 - 2021

•  Stanley Black & Decker, Inc., 2007 - April 2023

QUALIFICATIONS:

Mr. Cardoso brings to the Board CEO, COO, manufacturing, international business, and public company board experience, including:

•  Significant manufacturing and operations experience having served as President of the Pump Division of Flowserve Corporation, a manufacturer/provider of flow management products and services; Vice President and General Manager, Engine Systems and Accessories, for Honeywell International, Inc., a technology and manufacturing company; and Vice President Manufacturing Operations for Colt’s Manufacturing Company, LLC, a maker of firearms.

•  Formerly served as Chairman of the Board of Garrett Motion Inc., a public company and a provider of transportation systems.

Mr. Cardoso has served as the principal of CMPC Advisors LLC, an investment advisory firm since January 2015. He previously served as Chairman of Garrett Motion Inc. from July 2018 to April 2021 and Chairman of Kennametal, Inc. (publicly traded manufacturer of metalworking tools and wear-resistant products) from January 2008 until December 2014. He also served as President and Chief Executive Officer of Kennametal from January 2006 until December 2014. Mr. Cardoso joined Kennametal in 2003 and served as Vice President, Metalworking Solutions and Services Group and then as Executive Vice President and Chief Operating Officer before he became President and Chief Executive Officer.

PUBLIC COMPANY BOARD EXPERIENCE	BUSINESS DEVELOPMENT & STRATEGY	CEO	CYBERSECURITY & TECHNOLOGY	FINANCIAL	GLOBAL EXPERIENCE	MANUFACTURING	RISK MANAGEMENT

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Age: 63 Director since: 2023 INDEPENDENT AUDIT COMMITTEE FINANCIAL EXPERT	DEBRA L. DIAL
COMMITTEES: • Audit • Finance DIRECTORSHIPS: • Dow, Inc., since 2021

QUALIFICATIONS:

Ms. Dial brings to the Board deep experience and perspectives in finance and accounting as well as proven leadership skills in areas such as mergers and acquisitions, business strategy, and risk management, including:

•  Formerly served as Senior Vice President, Chief Accounting Officer and Controller of AT&T Inc.

•  Previously Vice President of Finance for AT&T Capital Management and Chief Financial Officer for the AT&T Chief Information and Technology Officers.

•  Membership on the board of Dow, Inc., a public company, and materials science manufacturer, which engages in the development of innovative solutions.

•  Auditor with KPMG for ten years.

Ms. Dial served as the Senior Vice President, Chief Accounting Officer and Controller of AT&T Inc., a global telecommunications company from 2022 to 2023 and Senior Vice President and Controller from 2016 to 2023. Prior to that, Ms. Dial served in various finance leadership roles at AT&T for twenty years. Prior to joining AT&T, Ms. Dial spent ten years at KPMG in its audit practice, where she held roles of increasing responsibility.

Age: 59 Director since: 2006 INDEPENDENT LEAD DIRECTOR	ANTHONY J. GUZZI
COMMITTEES: • Compensation • Executive • Finance • Nominating and Corporate Governance DIRECTORSHIPS: • Emcor Group, Inc., since 2009

QUALIFICATIONS:

Mr. Guzzi brings to the Board CEO, COO, manufacturing, strategic development, operations, consulting, and public company board experience, including:

•  Serving as Chairman, President and CEO of EMCOR Group, Inc., a publicly traded mechanical, electrical construction, and facilities services company.

•  Extensive experience in manufacturing and distribution having served as President, North American Distribution and Aftermarket and President, Commercial Systems and Services of Carrier Corporation, a subsidiary of United Technologies Corporation.

•  Experience as an engagement manager with McKinsey & Company, a prominent management consulting firm.

Mr. Guzzi has served as Chairman, President and Chief Executive Officer of EMCOR Group, Inc. (a publicly traded mechanical, electrical construction, and facilities services company) since June 2018. Previously, he was President and Chief Executive Officer and a Director of EMCOR from January 2011 to June 2018 and President and Chief Operating Officer from 2004 to 2010. He also served as President, North American Distribution and Aftermarket of Carrier Corporation (HVAC and refrigeration systems), a subsidiary of United Technologies Corporation from 2001 to 2004 and President, Commercial Systems and Services in 2001.

PUBLIC COMPANY BOARD EXPERIENCE	BUSINESS DEVELOPMENT & STRATEGY	CEO	CYBERSECURITY & TECHNOLOGY	FINANCIAL	GLOBAL EXPERIENCE	MANUFACTURING	RISK MANAGEMENT

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Age: 71 Director since: 2021 INDEPENDENT	RHETT A. HERNANDEZ
COMMITTEES: • Audit • Finance DIRECTORSHIPS: • USAA Federal Savings Bank, since 2019

QUALIFICATIONS:

Mr. Hernandez brings to the Board significant cybersecurity expertise and strong strategic and operational leadership experience as a retired Lieutenant General of the United States Army, including:

•  President and founder of CyberLens, LLC, a cybersecurity consulting company.

•  Former Cyber Chair for the United States Military Academy.

•  Served as the first commander of the United States Army’s Cyber Command/2nd US Army (ARCYBER) where he was responsible for the operations, defense and risk management of the Army’s networks, systems, and cybersecurity organization.

•  Prior U.S. Army commands include the Deputy Chief of Staff, Army Operations; Chief, U.S. Military Training Mission, Saudi Arabia; and Commanding General, Human Resources Command.

•  Serves on the board of USAA Federal Savings Bank.

Mr. Hernandez has served as the President of CyberLens, LLC (a consulting company that focuses on cybersecurity, strategic planning, and risk management) since 2013. Previously he served in the United States Army for almost forty years, rising to the rank of Lieutenant General at the time of his retirement.

Age: 68 Director since: 2010 INDEPENDENT	NEAL J. KEATING

COMMITTEES:

•  Compensation

•  Executive

•  Nominating and Corporate Governance (Chair)

DIRECTORSHIPS:

•  Form Technologies, since 2021

•  Triumph Group, Inc., since April 2022

•  Barnes Group Inc., since February 2023

PRIOR DIRECTORSHIPS:

•  Kaman Corporation, 2007 - 2021

QUALIFICATIONS:

Mr. Keating brings to the Board an extensive history of senior executive leadership and board experience and a strong background in international operations, distribution, and mergers and acquisitions, including:

•  Served as Chairman, President and Chief Executive Officer of Kaman Corporation, a publicly traded aerospace and industrial distribution firm from 2008 to August 2020 and Executive Chairman until April 2021.

•  Experience as COO of Hughes Supply and Executive Vice President and COO of Rockwell Collins, Commercial Systems.

•  Former Managing Director and CEO of GKN Aerospace and Director of GKN plc, an international aerospace, automotive and land systems business.

•  Member of the board of directors at Triumph Group, Inc., a public global aerospace and defense firm and Barnes Group, a public global industrial and aerospace firm. In addition, serves on the board of Form Technologies, a private company specializing in precision engineered components for the automotive, consumer electronics, industrial and aerospace markets.

•  Member of the board of directors of Embry-Riddle Aeronautical University and Space Florida.

Mr. Keating served as the Executive Chairman of the board of Kaman Corporation (a publicly traded aerospace and industrial distribution company) from 2008 to April 2021. Previously, he held the position of President and Chief Executive Officer of Kaman Corporation from 2008 to August 2020 and President and Chief Operating Officer of Kaman Corporation from 2007 to 2008. From 2004 to 2007, he held the position of Chief Operating Officer of Hughes Supply (a wholesale distributor acquired by Home Depot).

PUBLIC COMPANY BOARD EXPERIENCE	BUSINESS DEVELOPMENT & STRATEGY	CEO	CYBERSECURITY & TECHNOLOGY	FINANCIAL	GLOBAL EXPERIENCE	MANUFACTURING	RISK MANAGEMENT

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Age: 65 Director since: 2019 INDEPENDENT AUDIT COMMITTEE FINANCIAL EXPERT	BONNIE C. LIND

COMMITTEES:

•  Audit (Chair)

•  Executive

•  Nominating and Corporate Governance

DIRECTORSHIPS:

•  Mission Produce, Inc., since May 2020

•  Tamarack Timberlands LLC, since January 2022

•  Albany International Corp., since February 2024

PRIOR DIRECTORSHIPS:

•  U.S. Silica Holdings, Inc., 2019 - 2021

•  Federal Signal Corporation, 2014 - 2018

•  Empire District Electric Company, 2009 - 2017

QUALIFICATIONS:

Ms. Lind brings to the Board CFO, Treasurer, financing, manufacturing, mergers and acquisitions, and public company board experience, including:

•  Served as Senior Vice President, CFO and Treasurer of Neenah, Inc., a global manufacturer of technical specialties products, fine paper and packaging from June 2004 until October 2020.

•  Experience as Assistant Treasurer of Kimberly-Clark Corporation, a manufacturer of personal care, consumer tissue and health care products.

•  Membership on the board of Mission Produce, Inc., a publicly traded worldwide avocado business, and Albany International Corp., a publicly traded developer and manufacturer of engineered components.

•  Formerly served on the board of U.S. Silica Holdings, Inc., a publicly traded performance minerals company and one of the largest domestic producers of commercial silica.

•  Formerly served on the board of Federal Signal Corporation, a publicly traded international designer and manufacturer of products and solutions that serves municipal, governmental, industrial, and commercial customers.

•  Formerly served on the board of Empire District Electric Company, a utility generating, transmitting, and distributing power to southwestern Missouri and adjacent areas.

Ms. Lind served as Senior Vice President, CFO and Treasurer of Neenah, Inc. (a publicly traded technical specialties and fine paper company) from June 2004 to October 2020. Previously, Ms. Lind held a variety of increasingly senior financial and operations positions with Kimberly-Clark Corporation from 1982 until 2004.

Age: 69 Director since: 2011 INDEPENDENT AUDIT COMMITTEE FINANCIAL EXPERT	JOHN F. MALLOY
COMMITTEES: • Audit • Executive • Finance (Chair) DIRECTORSHIPS: • Victaulic Company, since 2004 • Hollingsworth & Vose, since 2006

QUALIFICATIONS:

Mr. Malloy brings to the Board many years of senior management, operations, economic and strategic planning experience having served as the CEO and COO of a global manufacturing and distribution company, including:

•  Serving as Executive Chairman of the Board of Victaulic Company, a privately held mechanical pipe joining systems company.

•  Served as President and CEO of Victaulic Company from 2006 to January 2021.

•  Over fifteen years of experience in various senior level strategic planning positions at United Technologies Corporation.

•  Holds a Ph.D. in economics and has taught courses in economics at Hamilton College.

Mr. Malloy has served as the Executive Chairman of the board of Victaulic Company (a privately held mechanical pipe joining systems company) since January 2021. Previously, he held the position of Chairman, President and Chief Executive Officer from 2006 to January 2021, President and Chief Executive Officer from 2004 to 2006, and President and Chief Operating Officer from 2002 to 2004.

PUBLIC COMPANY BOARD EXPERIENCE	BUSINESS DEVELOPMENT & STRATEGY	CEO	CYBERSECURITY & TECHNOLOGY	FINANCIAL	GLOBAL EXPERIENCE	MANUFACTURING	RISK MANAGEMENT

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Age: 59 Director since: 2020 INDEPENDENT AUDIT COMMITTEE FINANCIAL EXPERT	JENNIFER M. POLLINO
COMMITTEES: • Audit • Compensation DIRECTORSHIPS: • Crane Co., since 2013 • Kaman Corporation, since 2015 PRIOR DIRECTORSHIPS: • Wesco Aircraft Holdings, Inc., 2014 - 2020

QUALIFICATIONS:

Ms. Pollino brings to the Board extensive senior management experience, public company board experience and a strong background in accounting, finance, corporate governance, intellectual capital, and organizational issues, including:

•  Serving as an Executive Coach and Consultant with JMPollino LLC since July 2012.

•  Over 20 years in senior executive and general management roles with a leading aerospace products company.

•  Experience in finance and accounting as Vice President, Finance and Controller of two Goodrich Corporation divisions and Controller of a savings and loan association.

•  Certified Public Accountant.

•  Lead Director of Kaman Corporation, a publicly traded aerospace and industrial distribution company.

•  Serving as a Director on the Board of Teach for America - North Carolina.

•  Member of the Advisory Board of University of North Carolina - Charlotte, Belk College of Business since 2010.

•  Serving as a Director of the National Association of Corporate Directors - Carolinas Chapter.

Ms. Pollino has served as an executive coach and consultant with JMPollino LLC, a leadership development, talent management and succession planning firm since July 2012. Previously she served as Executive Vice President, Human Resources and Communications, at Goodrich Corporation from February 2005 to July 2012, when Goodrich Corporation was acquired by United Technologies Corporation. Prior to that, she served in various other positions of increasing responsibility during her 20-year tenure with Goodrich Corporation.

PUBLIC COMPANY BOARD EXPERIENCE	BUSINESS DEVELOPMENT & STRATEGY	CEO	CYBERSECURITY & TECHNOLOGY	FINANCIAL	GLOBAL EXPERIENCE	MANUFACTURING	RISK MANAGEMENT

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Corporate Governance

The Board exercises strong corporate governance practices and principles.

The Board of Directors has adopted Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its responsibilities and to best serve the interests of the Company and its shareholders. The Guidelines reflect the Board’s commitment to good governance by establishing policies and procedures in areas the Board believes are critical to the enhancement of shareholder value. The Board intends for these Guidelines to serve as a framework within which the Board can discharge its duties and foster the effective governance of the Company. The Board of Directors met 9 times in 2023.

Governance Snapshot

Shareholders have identical economic and voting rights - each share of Common Stock is entitled to one vote.

Directors are elected annually by shareholders to serve a one-year term.

We adopted proxy access 2023, and allow up to 20 shareholders holding at least 3% of our outstanding shares of common stock continuously for three years to nominate up to the greater of two Directors or 20% of the Board.

Directors generally may not serve on the boards of more than three other public companies.

Corporate funds or resources are not used for direct contributions to political candidates or campaigns. Independent Board members meet regularly in executive sessions, without management present.

Independent Board members meet regularly in executive sessions, without management present.

44% of our Board has a tenure of four years or less.

To maintain a diverse Board, Director nominees are evaluated on their background and experience, and also gender, race, and ethnicity.

Director compensation is reviewed annually with advice from our independent compensation consultant and benchmarked for competitiveness.

There are no related party transactions with our Directors, officers, or significant shareholders.

Our Director Resignation Policy requires any Director who fails to receive a majority of the votes cast to promptly tender their resignation.

The Board and each committee may hire outside advisors independent from management.

The Board receives regular reports and updates on key areas of strategy and risk for the Company, including, cybersecurity, climate change and ESG, innovation, and talent and human capital management.

The Board engages in a multi-part self-evaluation review on an annual basis in which Board and committee matters are reviewed and discussed, and changes and improvements are implemented.

We do not have a poison pill (shareholders rights plan).

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Board Leadership Structure

Our independent Lead Director counterbalances a non-independent Chair and fosters effective collaboration and communication among the independent Directors.

Chair

The Company’s By-Laws require the Board to choose the Chair of the Board from among the Directors, including potentially the CEO of the Company. This approach gives the Board the necessary flexibility to determine whether the CEO and Chair positions should be held by the same person or by separate people based on the leadership needs of the Company at any particular time. The Board believes there is no single, generally accepted approach to providing board leadership, and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company at any given time. Accordingly, the Company’s optimal board leadership structure may vary as circumstances change.

Mr. Bakker has served as Chairman, President and Chief Executive Officer of the Company since May 4, 2021. The Board has determined that combining the roles of Chief Executive Officer and Chair is best for the Company and its shareholders at this time because it promotes unified leadership and allows for a single, clear focus for management to execute the Company’s strategic and business plans while being appropriately counterbalanced by an independent Lead Director.

Independent Lead Director

The Board has established the position of an independent Lead Director to serve a three-year term. The Board believes that a three-year term is appropriate as it affords continuity and gives the Lead Director time to gain an understanding of Board and management dynamics and to build relationships with the other Directors. The Lead Director is responsible for:

Board Leadership	Providing leadership to the Board in situations where the Chair’s role may be perceived to be in conflict.
Executive Sessions	Coordinating the agenda and chairing executive sessions of the independent Directors regularly throughout the year and at each regularly scheduled Board meeting.
Liaison	Regularly meeting with the Chair and facilitating communications among the Chair, management, and the independent Directors.
Spokesperson	Upon request, acting as the spokesperson for the Board in interactions with third parties.
Succession	Working with the NCGC and the Chair to review, refresh and oversee the Company’s succession plans.

Mr. Guzzi is the Lead Director and is expected to hold this position until the 2025 Annual Meeting (subject to annual re-election as a Director). The Board believes that its present leadership structure and composition provides for independent and effective oversight of the Company’s business and affairs. The Board consists of current or former CEOs, CFOs, COOs or senior executives of major companies in similar industries or military leaders, and its Audit, Compensation, Finance, and Nominating and Corporate Governance Committees are composed entirely of Directors who meet the independence requirements of the New York Stock Exchange (“NYSE”). Mr. Bakker is the only Director who is a member of executive management. Given the strong leadership of Mr. Bakker as Chairman, President and Chief Executive Officer, the counterbalancing role of Hubbell’s strong, independent Lead Director, and a Board otherwise comprised of effective and independent Directors, the Board believes that its current leadership structure is appropriate at this time.

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Director Independence

Our Board consists of a majority of independent Directors and our Audit, Compensation, Finance, and Nominating and Corporate Governance Committees are 100% independent.

The Guidelines provide that the Board must be composed of a majority of independent Directors. Nine of our ten current Directors are independent. In evaluating the independence of Directors, each year the NCGC reviews all direct and indirect relationships between Directors (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) and the Company or one of its subsidiaries in accordance with the rules of the NYSE and the Securities and Exchange Commission (“SEC”) and considers whether any relationship is material. To that end, the NCGC oversees the annual questionnaire process for the Directors and reviews transactions with Director-affiliated entities, Code of Conduct compliance certifications, case submissions filed with the Company’s confidential compliance communication resource and Company donations to charitable organizations with which a Director may be affiliated. The Hubbell Foundation’s (the “Foundation”) various matching gift programs, which are available to all Directors, officers, and U.S. employees, match eligible donations made to and volunteer hours served with, qualifying charitable organizations and educational institutions in a calendar year up to: (i) $25,000 in the aggregate in cash donations and (ii) such other cash amounts, as applicable, matched in connection with the Foundation’s Dollars for Doers matching volunteer hours program - wherein the Foundation makes charitable donations based on certain documented volunteer hours served. Hubbell believes strongly in the positive impact that volunteerism and charitable contributions can have on local communities and the larger world.

The NCGC considered the nature and dollar amounts of Hubbell’s transactions with Directors and determined that none were required to be disclosed or otherwise impaired a Director’s independence; all of these ordinary course transactions were significantly below the NYSE bright-line independence thresholds. As a result of the NCGC’s most recent annual review, the Board determined that each of the current Directors is independent other than Mr. Bakker.

Board Oversight of Risk

Our Board oversees risk management activities.

Members of senior management assist the Board and its committees with their risk oversight responsibilities through routine discussions of risks involved in their specific areas of authority. For example, our senior leaders will report to the Board at regular intervals during the year on the Company’s strategic planning activities and risks relevant to execution of the Company’s strategy. In addition, from time to time, independent consultants with specific areas of expertise are engaged to discuss topics that the Board and management have determined may present a material risk to the Company’s operations, plans or reputation.

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In 2023, as part of our risk management activities, the Company reviewed with the Compensation Committee its compensation policies and practices applicable to all employees that could affect the Company’s assessment of risk and risk management and determined that such compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

Board Committees

The Board of Directors has established five standing committees to assist it in fulfilling its responsibilities: Audit, Compensation, Executive, Finance and Nominating and Corporate Governance. The principal responsibilities of each committee are described generally below and in detail in their respective committee charters which are available on the Corporate Governance page of the Company’s website at www.hubbell.com (or in the case of the Executive Committee Charter, in Article III, Section 1, of the Company’s By-Laws). The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement. The Board has determined that each member of the Audit, Compensation, Finance, and Nominating and Corporate Governance Committees is independent for purposes of the NYSE listing standards and SEC regulations.

Audit Committee

BONNIE C. LIND (Chair) Members: Debra L. Dial(1) Rhett A. Hernandez John F. Malloy Jennifer M. Pollino	8 Meetings in 2023	97% Attendance	Independence 5 / 5

Key Oversight Responsibilities

•

Oversees the Company’s accounting and financial reporting and disclosure processes.

•

Appoints the independent auditor and evaluates its independence and performance annually.

•

Reviews the audit plans and results of the independent auditors.

•

Approves all audit and non-audit fees for services performed by the independent auditors.

•

Reviews and discusses with management and the independent auditors matters relating to the quality and integrity of the Company’s financial statements, the adequacy of its internal controls processes, and compliance with legal and regulatory requirements.

•

Reviews the Company’s cybersecurity plans, policies, threats, and prevention strategies.

(1)	Ms. Dial became a member of the Audit Committee when she was appointed to the Board on July 1, 2023.

The Board of Directors has determined that all members of the Audit Committee are financially literate and meet the NYSE standard of having accounting or related financial management expertise. Each member of the Audit Committee other than Mr. Hernandez is an “Audit Committee Financial Expert” as defined by the SEC.

Compensation Committee

JOHN G. RUSSELL(1) (Chair) Members: Carlos M. Cardoso Anthony J. Guzzi Neal J. Keating Jennifer M. Pollino	4 Meetings in 2023	90% Attendance	Independence 5 / 5

Key Oversight Responsibilities

•

Determines and oversees the Company’s execution of its compensation programs and employee benefit plans.

•

Reviews and approves all compensation of the CEO and other officers of the Company, with input from the independent compensation consultant, Exequity LLP.

•

Appoints the independent compensation consultant and evaluates its independence and performance annually.

•

Determines stock ownership and retention guidelines for the CEO and other officers of the Company.

•

Reviews and approves of the Company’s compensation peer group.

(1)	Mr. Russell will not stand for re-election to the Board of Directors at the expiration of his current term.

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Executive Committee

GERBEN W. BAKKER (Chair) Members: Anthony J. Guzzi Neal J. Keating Bonnie C. Lind John F. Malloy John G. Russell(1)	Did not meet in 2023	Independence 5 / 6

Key Oversight Responsibilities

•  The Executive Committee may meet during intervals between meetings of the Board of Directors and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Company, except certain powers set forth in the By-Laws of the Company.

(1)	Mr. Russell will not stand for re-election to the Board of Directors at the expiration of his current term.

Finance Committee

JOHN F. MALLOY (Chair) Members: Debra L. Dial(1) Anthony J. Guzzi Rhett A. Hernandez John G. Russell(2)	5 Meetings in 2023	96% Attendance	Independence 5 / 5

Key Oversight Responsibilities

•  Oversees the Company’s financial and fiscal affairs and reviews proposals regarding long-term and short-term financing, material acquisitions, dividend policies, stock repurchase programs and changes in the Company’s capital structure.

•  Reviews the Company’s major capital expenditure plans and monitors the Company’s insurance and tax programs.

•  Reviews the administration and management of the Company’s pension plans and investment portfolios.

(1)	Ms. Dial became a member of the Finance Committee when she was appointed to the Board on July 1, 2023.
(2)	Mr. Russell will not stand for re-election to the Board of Directors at the expiration of his current term.

Nominating and Corporate Governance Committee

NEAL J. KEATING (Chair) Members: Carlos M. Cardoso Anthony J. Guzzi Bonnie C. Lind John G. Russell(1)	4 Meetings in 2023	95% Attendance	Independence 5 / 5

Key Oversight Responsibilities

•  Identifies qualified individuals to become Board members and recommends nominees for election or appointment to the Board.

•  Oversees the Board’s and management’s performance evaluation and succession planning process.

•  Develops the Company’s corporate governance guidelines and monitors adherence to its principles.

•  Approves related person transactions.

•  Evaluates Director independence and compensation.

•  Oversees the development and administration of the Company’s sustainability and ESG program policies and practices.

(1)	Mr. Russell will not stand for re-election to the Board of Directors at the expiration of his current term.

See the “Nomination and Election Process” section on page 11 and the “Director Independence” section on page 20 for more information on the actions taken by the Nominating and Corporate Governance Committee in these areas.

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Board Practices and Procedures

Code of Business Conduct and Ethics

The Company requires its Directors and officers to act in accordance with the highest standards of ethical conduct. Our Code of Business Conduct and Ethics (the “Code of Conduct”) which is available on the Corporate Governance page of the Company’s website at www.hubbell.com, supports the Company’s commitment to the people we serve, the communities we work in, the Company, and each other. The Code of Conduct covers many areas including conflicts of interest, ethical business conduct, employment practices, compliance with applicable laws and regulations, protection of Company assets and confidential information, and reporting obligations. Each year, to strengthen the Company’s commitment to ethical conduct, we provide mandatory training on various aspects of the Code of Conduct for all Directors and officers and require them to certify compliance with the Code of Conduct. We will disclose any future amendments to, or waivers from, provisions of our Code of Conduct on our website as promptly as practicable. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.

Director Resignation Policy

The Guidelines provide that any Director in an uncontested election who receives more votes “withheld” from their election than votes “for” their election will promptly tender their resignation to the Board. After receiving the tendered resignation and within 60 days of certification of the shareholder vote, the NCGC will consider and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will, within 90 days of certification of the shareholder vote, make a determination taking into consideration the recommendation of the NCGC, the vote results, shareholder input and other relevant factors.

Restrictions on Service on Other Public Company Boards

The Guidelines include limitations on public company board service for Directors. Specifically, the number of other public company boards on which an independent Director may serve is three and the number of other public company boards on which the CEO may serve at the same time serving as Chair of the Hubbell Board is one. The Board believes that restrictions on service on other public company boards is important to ensure that each Director has sufficient time to dedicate to Hubbell.

Shareholder Outreach and Engagement

The Company regularly engages with shareholders over the course of the year on diverse topics such as financial performance, compensation, corporate governance and ESG (including climate change and human capital management). We are committed to not just continuing to engage with our shareholders, but also to reviewing and applying the feedback we receive. The Board of Directors and Hubbell’s management team engage in a robust program of shareholder outreach and continue to focus on shareholders’ perspectives on our compensation programs and our pay for performance philosophy. In 2023 and early 2024, members of our senior management engaged in a targeted outreach with Hubbell’s top thirty shareholders representing over 61% of Hubbell’s outstanding Common Stock. These conversations which were led by a cross-functional group of senior leaders, helped inform the Compensation Committee’s review of the executive compensation programs and confirmed shareholder’s overall support of our compensation philosophy, design, and programs.

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Proxy Access

The Board adopted a Proxy Access bylaw amendment in February 2023.

The Board amended the Company’s by-laws as of February 15, 2023 to adopt a “proxy access” provision. The proxy access provision permits the inclusion in the Company’s annual meeting proxy solicitation materials director candidates nominated by shareholders holding at least three percent (3%) of the Company’s outstanding Common Stock for at least three years, with the number of director candidates not to exceed the greater of two or twenty percent (20%) of the number of directors serving on the Board at such time. Twenty or fewer shareholders may aggregate their holdings in the Company’s Common Stock to reach the three percent (3%) threshold. Nominations are subject to certain eligibility, procedural, and disclosure requirements as set forth in our By-Laws.

Communications with Directors

Shareholders and interested parties may communicate with the full Board, the Lead Director, the non-management Directors as a group, or with individual Directors by using either of the following methods:

By Writing:	Board of Directors Hubbell Incorporated c/o Katherine A. Lane, Senior Vice President, General Counsel and Secretary 40 Waterview Drive Shelton, Connecticut 06484

By Email:	Secretary@hubbell.com

Communications will be forwarded to the specific Director(s) requested by the interested party. General communications will be distributed to the full Board or to a specific member of the Board depending on the substance of the communication. Certain items unrelated to the duties and responsibilities of the Board will not be forwarded including job inquiries and resumes, business opportunities, junk or mass mailings, spam, or any hostile, improper, threatening, or illegal communications.

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Attendance

The Board of Directors held 9 total meetings in 2023. Each Director attended, on average, 96% of all meetings of the Board of Directors and the committees on which such Director served. Board members are expected to attend the Annual Meeting of Shareholders. At the 2023 Annual Meeting, all Directors were in attendance.

Additional Resources

The Corporate Governance Guidelines and the following additional materials relating to corporate governance are published on our website at www.hubbell.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.

•	Board of Directors - Current Members and Experience
•	Board Committees - Members and Charters
•	Code of Business Conduct and Ethics
•	Third-Party Code of Business Conduct and Ethics
•	Amended and Restated By-Laws
•	Amended and Restated Certificate of Incorporation
•	Compensation Recovery Policy
•	Stock Ownership and Retention Policy
•	Sustainability Report and Site
•	Contacting our Board of Directors

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Our Commitment to Sustainability

Hubbell’s sustainability programs align with driving long-term shareholder growth(1).

As a leading provider of best-in-class electrical and utility solutions, we leverage our foundational strengths of innovation, quality, and reliability to drive positive outcomes across our environmental, social, and governance (ESG) priorities. Beyond our walls, our products are also impactful—providing sustainability benefits for our customers, communities, and value chain.

Our ESG Priorities

Hubbell’s material ESG priorities focus our sustainability strategy on the issues that are most significant to our business and stakeholders. These topics inform both our sustainability strategy and reporting.

ENVIRONMENTAL	Climate change Energy and emissions Products with impact Water and waste

SOCIAL	Community impact Employee experience Employee health and safety Human rights in the workplace and value chain Inclusion, diversity, and equity Product quality and safety Supply chain responsibility

GOVERNANCE	Business ethics, integrity, and transparency Data privacy and cybersecurity Risk excellence

Hubbell’s Annual ESG Report

Practicing transparency is integral to building and maintaining the trust of our stakeholders, and we do not take this lightly.

In 2024, we published our fourth annual sustainability report(1) (available at www.hubbell.com) which shares Hubbell’s sustainability strategy, programs, and performance across our ESG focus areas. We welcome you to review our report for key highlights on our ESG progress to date.

(1)	The information within the 2024 Sustainability Report (available at www.hubbell.com), and any other information on the Company’s sustainability webpage that Hubbell may refer to herein is not incorporated by reference into and does not form any part of this Proxy Statement. Any targets or goals discussed in our sustainability disclosures and within this Proxy Statement may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, statistics and metrics disclosed in this Proxy Statement, our sustainability reports, and Hubbell’s sustainability webpage are estimates and may be based on assumptions. We are under no obligation to update such information.

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Hubbell’s Sustainability Goals

From our water usage to our energy consumption, we strive to operate responsibly across our global operations. We are committed to being an environmental steward for the communities around us, and in 2023 we continued in our pursuit to achieve our 2030 emissions, water, and hazardous waste goals.(1)

Hubbell’s Sustainability Impact Program

Hubbell established a Sustainability Impact Program (SIP), which is an enterprise-wide program that provides funding to our facilities for capital projects that improve the environmental performance of business operations and activities. Since SIP’s inception, Hubbell has supported projects spanning LED lighting upgrades, heating, ventilation, and air conditioning upgrades, solar panel installations, hazardous waste management technology installations, and other efficiency-related initiatives. Through SIP, along with the leadership, expertise, and dedication of our sustainability team and colleagues, we are optimistic about our ability to make consistent progress toward achieving our environmental goals.

(1)	Goals are compared to Hubbell’s 2022 baseline of each applicable metric.

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Director Compensation

Hubbell’s Director compensation program is reviewed by the Board’s independent compensation consultant and benchmarked annually.

The NCGC annually reviews all forms of independent Director compensation and recommends changes to the Board when appropriate. The NCGC is supported in this review by Exequity LLP (“Exequity”), an independent outside compensation consultant engaged by the NCGC, which provides compensation competitive benchmarking. The NCGC targets director compensation at the median of the same peer group used to evaluate the competitiveness of the Company’s executive compensation levels. The NCGC also reviews Director compensation in relation to general industry companies similar to Hubbell in terms of revenue size as a secondary reference.

Elements of Compensation

In November 2023, following its annual review, the Board of Directors, upon the recommendation of the NCGC and further supported by Exequity, decided to maintain the value of total director compensation as reflected in the table below until the 2024 Annual Shareholders’ Meeting and then increase the total director compensation as set forth more fully below. The Board’s decision to increase the Annual Board Retainer and Annual Restricted Share Grant amounts was based on the benchmarking work presented by Exequity and is intended to ensure that the Board can continue to attract and retain talented, strong and diverse directors for Board refreshment purposes.

Annual Compensation for 2023

Compensation Component t	Payment or Value of Equity
Board Service
Annual Board Retainer(1)	$90,000
Annual Restricted Share Grant(2)	$145,000
Lead Director Retainer	$30,000
Committee Service
Committee Annual Retainer(3)	Chair	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,000
Finance Committee	$13,000	$5,000
NCGC Committee	$13,000	$5,000
Board/Committee Meeting Fees	None
Discretionary Fee(4)	Upon NCGC recommendation and consent of the Chairman of the Board, fees may be paid for activities a Director performed outside the scope of normal Board and Committee service. No discretionary fees were paid in 2023.

(1)	The amount of the Annual Board Retainer will be increased from $90,000 to $100,000 effective as of May 7, 2024 (the date of the 2024 Annual Meeting), such that the amount of Annual Board Retainer for calendar year 2024 will be approximately $97,500 for continuing directors.
(2)	The amount of the Annual Restricted Share Grant (the grant date value of Company Common Stock granted at an Annual Meeting that vests on the date of the next Annual Meeting if the Director is still serving (or earlier, upon death or a change in control)) shall be increased from $145,000 to $160,000, effective as of the grant to be made on May 7, 2024 (the date of the 2024 Annual Meeting).
(3)	Annual Retainers are paid on a quarterly basis.
(4)	Activities may include customer visits, conference attendance or training meetings.

HUBBELL INCORPORATED | 2024 PROXY STATEMENT	28

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Deferred Compensation Plan

The Company maintains a Deferred Compensation Plan for non-management Directors (“Deferred Plan for Directors”) that enables Directors, at their election, to defer all or a portion of their annual cash Board and Committee retainers into a Stock Unit account, a cash account, or both.

•	Each stock unit in a Stock Unit account is equivalent to one share of the Company’s Common Stock. Dividend equivalents are paid on the stock units contained in a Director’s account and converted into additional stock units. Upon distribution, all stock units are payable in shares of Common Stock.
•	A cash account is credited with interest at the prime rate in effect at the Company’s principal commercial bank on the date immediately following each regularly scheduled quarterly Board meeting.

The Deferred Plan for Directors also enables the Directors, at their election, to defer all or a portion of their annual restricted share grant into a Restricted Stock Unit account that credits a depositor with one restricted stock unit for each share of restricted stock deferred. Restricted stock units are subject to the same vesting terms as the underlying deferred stock and are payable in the form of one share of Common Stock for each restricted stock unit. Dividend equivalents are paid on the restricted stock units contained in the account and converted into additional restricted stock units.

Generally, distributions under the Deferred Plan for Directors are paid only after termination of service and may be paid in a lump sum or in annual installments, at the Director’s election. However, in the event of a change of control, all amounts credited to a Director’s account will be paid in a lump sum, with amounts credited as stock units immediately converted into a right to receive cash.

Charitable Match

Hubbell provides its Directors a matching program for contributions to qualifying charitable organizations and educational institutions on exactly the same terms available to Hubbell’s employees. The Hubbell Foundation matches eligible cash donations of up to $25,000 per calendar year and makes charitable donations based on certain documented volunteer hours served. Hubbell believes strongly in the positive impact that volunteerism and charitable contributions can have on local communities and the larger world.

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Director Compensation Table

The following table shows the compensation paid by the Company to non-management Directors for service on the Company’s Board of Directors during fiscal year 2023. Mr. Bakker received no compensation for his service as a Director beyond that described in the Executive Compensation section on page 53.

Name	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Carlos M. Cardoso	102,000	144,904	20,000	266,904
Debra L. Dial(1)	52,500	144,809	-	197,309
Anthony J. Guzzi	137,000	144,904	23,000	304,904
Rhett A. Hernandez	105,000	144,904	25,000	274,904
Neal J. Keating	110,000	144,904	-	254,904
Bonnie C. Lind	115,000	144,904	-	259,904
John F. Malloy	113,000	144,904	-	257,904
Jennifer M. Pollino	107,000	144,904	31,000	282,904
John G. Russell	115,000	144,904	25,000	284,904
(1)	Ms. Dial joined the Board effective July 1, 2023. Accordingly, Ms. Dial’s cash retainer fees represent part-year compensation though she received a full year annual restricted share grant.
(2)	Includes the following amounts deferred and held under the Company’s Deferred Plan for Directors: Mr. Guzzi - $137,000, Mr. Keating - $55,000, and Ms. Lind – $115,000.
(3)	Amounts shown represent (i) the grant date fair value of 527 shares of restricted stock granted to Mr. Cardoso, Mr. Guzzi, Mr. Hernandez, Mr. Keating, Ms. Lind, Mr. Malloy, Ms. Pollino and Mr. Russell at the Company’s May 2, 2023, Annual Meeting of Shareholders as computed in accordance with FASB ASC Topic 718, and (ii) the grant date fair value of 439 shares of restricted stock granted to Ms. Dial on July 1, 2023 as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 18 to the Notes to Consolidated Financial Statements for 2023 contained in the Form 10-K filed with the SEC on February 8, 2024. These shares will vest as of the date of the 2024 Annual Meeting of Shareholders if the Director is still serving at that time (or earlier, upon death or a change in control). Mr. Guzzi, Mr. Keating, and Ms. Lind each elected to defer their entire 2023 annual restricted stock grant pursuant to the terms of the Deferred Plan for Directors. See the below table for the aggregate number of stock awards held by each Director as of December 31, 2023.
(4)	Amounts shown include Company matching contribution to an eligible institution under The Hubbell Foundation’s Matching Gifts Program.

As of December 31, 2023, the following table shows the balance in each non-management Director’s stock unit account and restricted stock unit account, if any, under the Deferred Plan for Directors. Each restricted stock unit shown below represents the right to receive one share of Common Stock. See the “Deferred Compensation Plan” section on page 29 for additional information:

Name	Aggregate No. of Stock Units Held at Year End (#)	Aggregate No. of Restricted Stock Units Held at Year End (#)
Carlos M. Cardoso	2,346	7,785
Debra L. Dial	—	—
Anthony J. Guzzi	31,739	13,971
Rhett A. Hernandez	—	—
Neal J. Keating	7,307	13,971
Bonnie C. Lind	2,074	4,372
John F. Malloy	1,767	1,814
Jennifer M. Pollino	—	—
John G. Russell	6,235	7,023

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Proposal 2  Advisory Vote to Approve Named Executive Officer Compensation

Consistent with the preference expressed by our shareholders at the 2023 Annual Meeting, we offer our shareholders the opportunity to vote on the compensation of our NEOs every year.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are requesting shareholder approval, on an advisory (non-binding) basis, of the compensation of our NEOs as presented in this Proxy Statement in the Compensation Discussion and Analysis section beginning on page 32 and the compensation tables and accompanying narrative disclosure in the Executive Compensation section beginning on page 53.

Accordingly, we will present the following resolution for vote at the Annual Meeting:

“RESOLVED, that shareholders of Hubbell Incorporated (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the 2023 Summary Compensation Table and related compensation tables and narrative disclosure as set forth in the Company’s 2024 Proxy Statement.”

As described more fully in the Compensation Discussion and Analysis section that follows, our executive compensation program was designed to attract and retain highly talented executives, deliver compensation that is competitive and fair compared to relevant benchmarks, reward strong Company performance and motivate executives to maximize long-term shareholder returns. To achieve our objectives, we have adopted and maintain sound compensation governance practices and a strong pay for performance philosophy. Notably, the greatest portion of our executives’ total direct compensation is variable and linked to performance on both a short-term and long-term basis.

As an advisory vote, the outcome of this proposal is not binding upon the Company. However, our Compensation Committee and our Board value the opinions of our shareholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Common Stock is required to approve, on an advisory, non-binding basis, the compensation of our NEOs. In other words, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes will not affect the voting results. Broker discretionary voting is not allowed; if your shares are held by a broker, you must instruct the broker how to vote or your shares will not be voted with respect to Proposal 2.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE  FOR THE APPROVAL BY NON-BINDING VOTE OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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Compensation Discussion and Analysis (CD&A)

CD&A Table of Contents
Executive Summary	32
CEO Pay vs. Realized Pay vs. Company Performance	35
Our Compensation Program	36
How We Make Compensation Decisions	38
2023 Compensation Results	40
Other Compensation Policies and Benefit Programs	49

Executive Summary

Our Named Executive Officers

Our business benefits from a strong leadership team with deep experience from both within and outside of our industry.

This Compensation Discussion and Analysis (“CD&A”) section describes the material elements of the compensation program for the following individuals, who were our Named Executive Officers (“NEOs”) for 2023:

Name	Position
Mr. Gerben W. Bakker	Chairman, President and Chief Executive Officer
Mr. William R. Sperry	Executive Vice President, Chief Financial Officer
Mr. Allan J. Connolly(1)	Former President, Utility Solutions Segment
Mr. Mark E. Mikes	President, Electrical Solutions Segment
Ms. Katherine A. Lane	Senior Vice President, General Counsel and Secretary
Mr. Gregory A. Gumbs	President, Utility Solutions Segment
(1)	Mr. Connolly’s last day with the Company was July 1, 2023.

Engagement With Shareholders

Engaging with our shareholders informs our approach to our executive compensation program.

Hubbell engages with shareholders throughout the year on diverse topics such as financial performance, compensation and pay for performance, corporate governance, sustainability and environmental, social and governance (“ESG”). In 2023 and early 2024, members of our senior management engaged in a targeted outreach with Hubbell’s top thirty shareholders representing over 61% of Hubbell’s outstanding Common Stock. These conversations, which were led by a cross-functional group of senior leaders, helped inform the Compensation Committee’s review of the executive compensation programs and confirmed shareholder’s overall support of our compensation philosophy, design, and programs.

See additional details on shareholder outreach and engagement on pages 23-24.

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Results of 2023 Advisory Vote on Executive Compensation

Hubbell’s 2023 advisory Say on Pay vote on executive compensation resulted in 96.5% of the votes cast in favor of the Company’s executive compensation program. Hubbell’s Say on Pay votes have averaged approximately 93% support for the last 10 years. We believe these strong results indicate that our shareholders are generally supportive of our compensation program.

As reaffirmed by our shareholders at the 2023 Annual Shareholders Meeting, and consistent with the Board’s recommendation, Hubbell will continue to submit the Say on Pay proposal for a non-binding vote on an annual basis.

2023 Business Performance Highlights(1)

We delivered to our stakeholders in 2023.

We measure our progress not only in terms of our financial accomplishments, but also by looking at whether we served the best interests of our shareholders, suppliers, customers, employees, and communities in which we operate.

Our financial accomplishments in 2023 included:

We executed a disciplined plan of capital deployment.

(1)	Our performance highlights represent the results of continuing operations. See Note 2 in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024, for further details.
(2)	Adjusted diluted earnings per share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024.

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Compensation Summary

The Compensation Committee, in consultation with Exequity, the Board’s independent compensation consultant, reviews the objectives and components of Hubbell’s executive compensation program and reviewed and approved the 2023 compensation earned by our NEOs.

We believe the elements of our compensation program continue to drive our overall pay for performance philosophy and alignment with our shareholders, and allow continued execution on Hubbell’s strategic initiatives. The compensation program includes both short-term and long-term incentives for all NEOs.

Short-Term Incentive Metrics and Weighting

All employees eligible to participate in our Short-Term Incentive program, including our NEOs, can earn an annual bonus based 80% on financial results, with the remaining 20% of such bonus tied to initiatives aligned to our annual and multi-year strategy. This allows the Compensation Committee to further prioritize and appropriately reward performance on critical non-financial metrics.

See additional details on Short-Term Incentives on pages 40-45.

(1)	Adjusted earning per share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024.

Long-Term Incentive Metrics and Weighting

The overall design of our Long-Term Incentive program focuses our NEOs on our strategic priorities of profitable growth balanced with operational effectiveness, while ensuring alignment with shareholder interests.

75% of the Long-Term Incentive Award is performance oriented and the remaining 25% is retention oriented. The performance share grant has three equally-weighted financial performance metrics and is 50% of the overall equity award.

See additional details on Long-Term Incentives on pages 45-49.

(1)	Adjusted operating profit margin is a non-GAAP financial measure. A reconciliation to the comparable GAAP financial measure can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024.

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CEO Pay vs. Realized Pay vs. Company Performance

The Summary Compensation Table on page 53 discloses annual compensation for our NEOs in accordance with SEC regulations. These regulations require Long-Term Incentive awards to be presented at their grant date value. While grant-date pay can be a helpful measure for comparing target pay across companies, it may not reflect the actual value ultimately delivered to the NEOs based on Company performance.

In order to better assess the relationship between pay and performance, the Compensation Committee reviews the NEOs’ realized compensation and performance on both an absolute basis and on a relative basis in comparison to our Peer Group. The following table explains Summary Compensation Table pay and realized compensation and how they differ.

Pay Summary	Description
Summary Compensation Table (SCT)

SEC mandated disclosure

Compensation awarded in the reporting year, as well as value estimates for other types of compensation.

Amounts shown for base salary, bonuses, and cash incentives are the amounts earned in the year indicated. Amounts shown for Long-Term Incentive awards reflect the grant-date fair value of restricted shares, stock appreciation rights, and performance shares granted in the year indicated.

Realized Compensation

Used to measure impact of performance on pay

Compensation earned during the reporting year, including the actual results of performance-based Long-Term Incentive compensation, plus compensation awarded prior to the reporting year that remains dependent on Company performance.

Amounts included for base salary, bonuses, and cash incentives are the amounts earned in the year indicated (consistent with the SCT). Amounts included for Long-Term Incentive awards reflect the actual value of restricted shares that vested during the period and performance awards paid out during the period (if any), the value of stock appreciation rights exercised during the period, and changes in the value of unvested restricted shares and stock appreciation rights based on changes in our stock price during the period.

The CEO’s pay is aligned with Hubbell’s performance.

The graph below identifies for Hubbell and our Peer Group (as described on pages 39-40) the relationship between CEO pay rank and relative return to shareholders for 2023. Each blue dot represents a company in the Peer Group, and the yellow dot represents Hubbell. The shaded area marks the range that characterizes ideal pay-for-performance alignment. “Hubbell (2023)” in the below graph reflects our CEO’s 2023 realized compensation and our TSR performance. Peer company estimated compensation reflects 2022 compensation as reported, including 2023 stock price performance and corresponding 2023 TSR performance. Hubbell (2023) illustrates that our CEO’s compensation is aligned with the Company’s TSR performance.

1-YEAR CEO REALIZED COMPENSATION PERCENTILE VS.

TOTAL SHAREHOLDER RETURN PERCENTILE

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Our Compensation Program

Executive Compensation Objectives

Our compensation decisions for 2023 were directly influenced by our operating results, peer benchmarking, and our shareholder outreach. We use the following objectives to guide our decisions:

PAY FOR PERFORMANCE	Align interests of executives with our shareholders by linking executive pay to Company performance.
ATTRACT, RETAIN, AND MOTIVATE	Incentivize high-quality executive talent essential to our immediate and long-term success.
DELIVER COMPETITIVE AND FAIR COMPENSATION	Target compensation for our executives aligned with relevant external benchmarks.

Compensation Governance Snapshot

The following are highlights of our compensation practices and decisions that exemplify our commitment to sound compensation governance and shareholders’ interests.

What We Do	What We Don’t Do
Pay for Performance. We closely align pay and performance by placing a significant portion of target total direct compensation to be at risk.	No Guaranteed Annual Salary Increases or Bonuses. Annual salary increases are based on evaluations of individual performance and the competitive market. Bonus payouts, if any, are based on financial and individual performance against specific targets.
Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant to review and advise on executive compensation matters.	No Consultant Conflicts. The independent compensation consultant cannot provide any other services to Hubbell without the Compensation Committee’s approval.
Robust Performance Goals. We establish clear and measurable goals and hold our executives accountable for achieving specified targets to earn a payout under our incentive plans. Performance goals are linked to operating priorities designed to create long-term shareholder value.	No Hedging or Pledging. We prohibit our executives, including our NEOs, from hedging or engaging in derivatives trading with respect to company stock and from pledging company stock as collateral for a loan.
Annual Benchmarking. We review peer and market practice, as well as pay levels on an annual basis.	No Excessive Perks. The perquisites provided are restricted to relocation benefits, limited financial and tax planning reimbursements, and limited use of the corporate aircraft, and are subject to Board oversight.
Shareholder Engagement. We conduct formal outreach with our investors to discuss our compensation programs, ESG, and other key topics.	Limited Tax Gross Ups. We do not provide tax gross ups for severance, excise tax, or other benefits provided to our executives (including the NEOs).
Strong Governance. We adopted a new compensation recoupment (clawback) policy in 2023 that complies with the new SEC rules and NYSE listing standards, and our Short-Term Incentive plans include the option for only negative discretion by the Compensation Committee regarding award amounts paid.	No Excessive Supplemental Retirement Plans. We have frozen our supplemental executive retirement plan and only provide new benefits under qualified retirement plans that are made available generally to employees and non-qualified defined contribution plans that are made available to certain executives.
Stock Ownership. We require senior executives, including our NEOs, to maintain significant ownership in company stock. Our CEO has an ownership requirement of 5 times his base salary, which he currently satisfies.	No Repricing or Cash Buyouts. We prohibit the repricing or buyout of options and SARs without shareholder approval.
No Employment Agreement with CEO or NEOs. We do not have employment agreements with any of our NEOs, including Mr. Bakker, our CEO.
No Single Trigger on Change in Control Benefits. Change in control benefits are provided only if there is both a change in control and a qualifying termination.

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Elements of Compensation

The majority of NEOs’ pay is at risk, subject to Hubbell’s performance.

The below chart represents compensation mix for all of our NEOs as of December 31, 2023.

Our pay for performance compensation philosophy is intended to reward our executives for their contributions toward achieving the Company’s goals and implementing our business strategy. The Company provides its executives with a compensation package consisting of fixed and variable elements that deliver competitive compensation that enhances the Company’s ability to attract and retain high quality management talent. Our compensation objectives and business strategy drive how our Compensation Committee designs the elements of our compensation program, as outlined in the following table.

2023 Compensation	What?	When?	How?	Link to Strategy and Performance
Base Salary	Fixed Cash	Annual	Reviewed annually for potential adjustment based on factors such as market competitiveness, individual performance, and scope of responsibility.	Competitive fixed cash compensation that attracts high caliber executives to lead our Company.
Short-Term Incentive	Variable Cash	Annual	Based on achievements with respect to Company (and possibly business segment) financial goals and individual performance against the Company’s strategic objectives.	Designed to motivate our executives to attain short-term performance goals that are linked to our long-term financial and strategic performance objectives.
Long-Term Incentive: 50% Performance Shares	Variable Equity	3-year performance period	Performance metrics: relative sales growth, adjusted operating profit margin, and relative total shareholder return.	Motivates executives to achieve the Company’s critical long-term financial goals, and aligns executives’ and shareholders’ interests in share price appreciation.
25% Stock Appreciation Rights (SARs)	Variable Equity	3-year period, ratable vesting	Provides value based on the appreciation in our stock price between the date of grant and the date of exercise.	Aligns executives’ and shareholders’ interests in share price appreciation.
25% Restricted Shares	Variable Equity	3-year cliff vesting	Represents a grant of shares of Hubbell’s Common Stock that vest after a three- year period.	Promotes the retention of key executives, and aligns executives’ and shareholders’ interests in share price appreciation.

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How We Make Compensation Decisions

Roles for Designing and Delivering Compensation

Hubbell has a clearly defined process and roles for making decisions about executive compensation.

Role	Process
Compensation Committee	Oversees compensation programs and has ultimate responsibility
Independent Compensation Consultant	Provides market data, insight, and support and advice to the Compensation Committee
CEO and Management	Provide data and limited input to the Compensation Committee
Shareholders	Feedback drives our compensation program design

Role of the Compensation Committee and the Independent Compensation Consultant

The Compensation Committee determines the Company’s compensation philosophy and approves each element of executive compensation. The Compensation Committee relies on advice and data provided by Exequity, an independent compensation consultant engaged by the Compensation Committee. Exequity does not advise management and receives no compensation from the Company for services other than those provided to the Compensation Committee and the NCGC (for which it provides guidance on independent Director compensation, as described on page 28). Although the Compensation Committee considers recommendations made by the CEO with respect to executive compensation for executives other than himself, the Compensation Committee is solely responsible for making all executive compensation decisions.

The Compensation Committee discusses its compensation philosophy with Exequity and expects Exequity to present options for award practices and to provide context for any proposals, but otherwise does not impose any specific limitations or constraints on or direct the manner in which Exequity performs its advisory services. As advisor to the Compensation Committee, Exequity reviews the compensation strategy and pay levels for the NEOs, examines all aspects of the Company’s executive compensation programs to ensure they support the Company’s business strategy and objectives, informs the Compensation Committee of developing regulatory considerations and trends affecting executive compensation and benefit programs and provides general advice with respect to all compensation decisions pertaining to the CEO and to all officer compensation recommendations submitted by management.

The Compensation Committee assesses the independence of Exequity annually and has concluded that no conflict of interest currently exists or existed in 2023 that would prevent Exequity from providing independent advice to the Compensation Committee. In making this determination, the Compensation Committee considered, among other things, the following factors: (1) Exequity did not provide any non-compensation-related services to (and did not receive any fees for any non-compensation-related services from) Hubbell; (2) the engagement complied with Exequity’s internal conflict of interest policies; (3) there are no other business or personal relationships between Company management or members of the Compensation Committee and any representatives of Exequity who provide services to the Company; and (4) neither Exequity nor any representatives of Exequity who provide services to the Company own any Common Stock or other Hubbell securities.

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Process and Timeline for Designing and Delivering Compensation

The Compensation Committee follows a comprehensive process to determine compensation values and benchmark program design.

Over the course of its four planned meetings each year, Hubbell’s Compensation Committee thoroughly reviews compensation design and amounts for our NEOs. In addition to the meetings described below, the Compensation Committee may schedule additional meetings throughout the year. The below sets forth a subset of the various topics the Compensation Committee considers in consultation with Exequity.

FEBRUARY	•	Approve base pay changes, Short-Term Incentive payouts and Long-Term grant values.
	•	Approve performance goals, plan designs and targets for the LTI and STI programs.
	•	Finalize performance share payouts for the three-year performance period that ended the prior year and targets for the next three-year grant period.
	•	Review tally sheets(1) for all NEOs and officers of the Company.
MAY	•	Review pay for performance and realized compensation analysis for the prior year and three-year periods.
	•	Consider executive compensation program design trends and regulatory matters.
	•	Review the composition of the Peer Group.
	•	Conduct a risk assessment.
SEPTEMBER	•	Review executive compensation benchmarking against the Peer Group and the general market.
	•	Review/discuss any program design changes for the upcoming year.
	•	Review targets and projections for Short-Term Incentives and Long-Term performance grants.
DECEMBER	•	Conduct initial review of individual executive compensation changes for the upcoming year.
	•	Continue to review/discuss any program design changes for the upcoming year.
	•	Continue to review targets and projections for Short-Term Incentives and Long-Term performance grants.

(1)	Tally sheets identify and value each element of compensation, including base salary, Short-Term and Long-Term Incentive awards, pension benefits, deferred compensation, perquisites, and potential change in control and severance benefits and provide an aggregate sum for each NEO and officer.

Compensation Peer Group

The Compensation Committee assesses each element of executive compensation against the median compensation levels paid to executives in comparable positions in similar industries. The Compensation Committee reviewed 2022 benchmark data from two sources, the Peer Group and general industry survey data, to help inform 2023 target compensation. The Peer Group used to determine pay levels for 2023 was unchanged from the previous year. The tenants of the Peer Group was founded on three primary criteria:

Industry Affiliation Companies within the Electrical Components and Equipment, Building Products, and Industrial Machinery industries.	Similar Size Companies with revenues ranging from 0.5x to 2.0x of Hubbell’s revenues. Hubbell’s revenues approximate the median of the Peer Group.	Competitors for Talent Companies that are relevant as sources and destinations of talent in critical sales, engineering, and other functional talent areas that drive our business.

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Acuity Brands, Inc.	Donaldson Company, Inc.	IDEX Corporation	Sensata Technologies Holding plc
AGCO Corporation	Dover Corporation	ITT Inc.	Snap-on Incorporated
AMETEK, Inc.	EnerSys	Lincoln Electric Holdings, Inc.	WESCO International, Inc.
Carlisle Companies Incorporated	Fastenal Company	Regal Rexnord Corporation	Woodward, Inc.
Crane Company	Fortive Corporation	Rockwell Automation, Inc.	Xylem, Inc.
Curtiss-Wright Corporation	Fortune Brands Innovations, Inc.	Roper Technologies, Inc.

2023 Compensation Results

The Committee targets the 50th percentile of the Peer Group data for each compensation element.

Base Salary

Base salary is the principal fixed component of total direct compensation paid to the NEOs. Salaries are determined by reference to prevailing market pay rates, scope of job responsibility and performance considerations. The Company intends its base salary expenditures to be consistent with those incurred by similarly positioned companies in our industry, so the Compensation Committee expects base salaries to approximate the 50th percentile of the benchmark community practices. Annually, in February of each year, the Compensation Committee reviews and approves increases as appropriate for the NEOs to ensure their base salaries remain within range of market-representative pay levels. In February 2023, the Compensation Committee approved certain market and performance-based increases to the base salaries of the NEOs.

Short-Term Incentive Compensation

Hubbell’s Short-Term Incentive program emphasizes our most critical annual financial metrics, Earnings Per Share and Cash Flow and the performance goals are established at the beginning of the year.

Hubbell’s Short-Term Incentive (“STI”) program, which provides benefits under our Incentive Compensation Plan, is similar to executive STI award plans that are common at other companies in the general manufacturing environment. Maintaining an STI program that typifies those used elsewhere makes the Company’s program competitive and helps us attract and retain high quality executive talent. Actual STI awards can range in size from 0% to 200% of an NEO’s STI target, and are only paid to the extent the Company achieves the performance goals established by the Compensation Committee at the beginning of each year. These goals are intended to be challenging, and consistent with the Compensation Committee’s view of strong business performance. The Compensation Committee may use its discretion to reduce (but not increase) the actual amount of the STI awards paid. Payouts are delivered in cash, subject to applicable tax withholding.

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Annual Short-term Incentive Targets

STI targets for the NEOs are intended to approximate the median of the market for comparable positions. STI targets are expressed as a percentage of base salary. If targets are changed during the course of the year, the full year target is pro-rated to reflect pre- and post-change periods. The 2023 target awards for the NEOs as approved by the Compensation Committee are shown below.

NEO	2023 STI Target %
Gerben W. Bakker	120%
William R. Sperry	90%
Allan J. Connolly	75%
Mark E. Mikes(1)	67.5%
Katherine A. Lane	75%
Gregory A. Gumbs(2)	37.5%

(1)	Mr. Mikes was the President of Hubbell Power Systems, Inc. (“HPS”), a division of the HUS segment from January 1, 2023 through June 30, 2023, and became President of the HES segment on July 1, 2023. Mr. Mikes’ 2023 STI Target % was prorated to reflect pre-and post-change periods.
(2)	Mr. Gumbs joined the Company on July 1, 2023 and his 2023 STI Target % was prorated accordingly.

STI DESIGN

Hubbell’s 2023 STI program for our NEOs is designed to drive performance on our most critical short-term objectives.

STI METRICS

The following table explains the metrics and measurements in Hubbell’s 2023 STI design. The applicable performance metrics vary based on whether a NEO leads a business segment or holds an enterprise-wide role.

Metric	Level Measured	How is it calculated?	Why is it included in the STI Program?
Adjusted Earnings Per Share (EPS)(1)	Enterprise	Adjusted net income divided by outstanding shares of Common Stock.	Affects TSR most directly and is the most critical measure of growth.
Free Cash Flow (FCF)(1)	Enterprise	Cash flow from operations less capital expenditures.	Demonstrates management’s ability to generate cash for the business for ongoing operations and future investments.
Operating Profit (OP)	Business Segment	Segment-level net sales less cost of goods sold and selling and administrative expenses.	The most comprehensive measure of business segment performance; represents the direct impact of the leader on the business.
Operating Cash Flow (OCF)	Business Segment	Net cash from operating activities.	Demonstrates segment leaders’ ability to manage on-going operations in a positive manner, generating cash for the enterprise.
Strategic Objectives	Individual	Compensation Committee evaluation of the CEO’s and other NEOs’ individual impact on Hubbell’s strategic objectives (including CEO input regarding the other NEOs).	Strategic objectives prioritize the most critical short-term and long-term actions for the business in order to deliver shareholder value.

Targets for the above metrics are approved by the Compensation Committee in February of each year.

(1)	Adjusted earnings per share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024.

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STI Calculations

As shown below, the NEOs’ STI awards are calculated differently depending on their respective roles at Hubbell.

Step 1 - Determine the STI Target

Step 2 - Multiply the STI Target by STI Payout Factors

I Mr. Bakker, Mr. Sperry, and Ms. Lane

I Mr. Connolly(1) and Mr. Gumbs(2)

(1)	Mr. Connolly’s STI award was paid pursuant to his Transition and Separation Agreement. See the “Separation Agreement” section on page 63.
(2)	Mr. Gumbs joined the Company on July 1, 2023 and his STI award was prorated accordingly.

I Mr. Mikes(3)

(3)	Mr. Mikes was the President of Hubbell Power Systems, Inc. (“HPS”), a division of the HUS segment from January 1, 2023 through June 30, 2023 and his STI award for such period was calculated in accordance with such position. Mr. Mikes became the President of the HES segment on July 1, 2023 and his STI award for the July 1, 2023 through December 31, 2023 period was calculated in accordance with such new position.

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Strategic Objective Measures

A portion of each NEO’s 2023 STI award is based on the attainment of Hubbell’s strategic objectives. Strategic objectives are set at the beginning of each year in the categories listed below, which represent the core pillars of Hubbell’s multi-year strategy. At the end of the annual performance period, the Compensation Committee, with input from the CEO and senior management, evaluates Hubbell’s performance on these objectives, and assigns a payout factor for this portion (20%) of the NEO’s overall STI payout. Payout factors can range from 0-200%.

SERVE OUR CUSTOMERS	GROW THE ENTERPRISE	OPERATE WITH DISCIPLINE	DEVELOP OUR PEOPLE
We strive to exceed customer expectations by providing exceptional service and implementing processes that make it easy to do business with us.	We continue to grow our organization, both through developing innovative new products and by acquiring complementary businesses.	We implement industry leading processes to ensure a productive, safe and compliant organization, and maximize our footprint for operational efficiency.	We recruit, hire and develop talent that meets and anticipates the ever-changing needs of our enterprise, while fostering an inclusive and diverse workplace.

2023 Performance Results and Payout

Enterprise Level Measures

For 2023, adjusted earnings per share(1) was $15.33, which was then adjusted for predetermined discrete items not considered in determining the performance versus target, including unspent but planned restructuring and related expenses as well as a one-time impact to the financials from changes in foreign currency exchange rates. These adjustments are pre-approved by the Compensation Committee and had no impact on the overall payout given the Company’s overall performance.

The table below shows the enterprise targets and financial payout for 2023 as reviewed and approved by the Compensation Committee.

Metric	Target	Performance vs. Target	Payout %
Adjusted Earnings Per Share(1)	$11.35	136%	200%
Free Cash Flow(1)	$554M	131%	200%
Blended Payout for Enterprise Level Financial Metrics			200%

(1)	Adjusted earnings per share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operation in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024.

Segment-Level Measures

Mr. Gumbs has led the Utility Solutions Segment since July 1, 2023 and a portion of his STI is based on the Operating Profit and Operating Cash Flow performance of that business segment. Mr. Connolly led the Utility Solutions Segment until his separation from the Company on July 1, 2023. Mr. Connolly’s annual cash incentive award was paid pursuant to his Transition and Separation Agreement. See the “Separation Agreement” section on page 63.

Utility Solutions Segment

Metric	Target	Performance vs. Target	Payout %
Operating Profit	129% (% vs. PY)	133%	200%
Operating Cash Flow	103% (% of OP)	125%	200%
Blended Payout for Segment Level Financial Metrics			200%

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Electrical Solutions Segment

Metric	Target	Performance vs. Target	Payout %
Operating Profit	113% (% vs. PY)	117%	185%
Operating Cash Flow	100% (% of OP)	116%	181%
Blended Payout for Segment Level Financial Metrics			183%

Business Unit-Level Measures

Mr. Mikes was the President of Hubbell Power Systems, Inc. (“HPS”), a division of the Utility Solutions Segment from January 1, 2023 through June 30, 2023 and his STI award for such period was calculated in accordance with such position. Mr. Mikes has led the Electrical Solutions Segment since July 1, 2023 and his STI award for July 1, 2023 through December 31, 2023 was calculated in accordance with such new position.

Hubbell Power Systems, Inc.

Metric	Target	Performance vs. Target	Payout %
Operating Profit	123% (% vs. PY)	125%	200%
Operating Cash Flow	108% (% of OP)	120%	199%
Blended Payout for Segment Level Financial Metrics			200%

Strategic Objective Measures

At the end of the annual performance period, Hubbell’s performance on the strategic objectives for 2023 was evaluated to determine the payout percentage for this portion of the Short-Term Incentive. Over the course of 2023, the Company made progress against all the strategic objectives as outlined below.

Strategic Objective	Achievements
Serve our Customers	• Drove improved customer satisfaction scores and engagement. • Successfully restructured sales organizations to achieve greater vertical market performance.
Operate with Discipline	• Continued focus and execution on supply chain resiliency projects. • Expanded gross margin due to pricing actions and improvements in operational efficiency.
Grow the Enterprise

•  Completed 3 acquisitions in 2023 (EIG ($60M purchase price), Balestro ($85M purchase price) and Systems Control ($1.1B purchase price)) and entered into sale agreement for the disposition of the residential lighting business ($131M sale price).

•  Expanded organic growth and strategic innovation projects.

Develop our People

•  Successfully transitioned two new Segment Presidents into role with the promotion of HPS President Mark Mikes to the President of the HES segment and the appointment of top external talent Gregory Gumbs to the role of President of the HUS segment.

•  Increased employee engagement and development programs and participation; increased top talent retention rates; held first ever Hubbell-wide inclusion conference.

To determine the payout of the strategic objective portion of the NEOs’ 2023 Short-Term Incentive, the achievements in each of the four strategic pillars were assessed on a scale of 0 - 200%. The four ratings then averaged with equal weighting to determine a final payout percentage. Based on the strong performance outlined above, the weighted average across all four objectives resulted in a 125% payout for this component.

In addition to leadership on the enterprise-wide objectives as described above, factors considered by the Board and the Compensation Committee in evaluating the CEO’s performance of his 20% strategic portion of his STI award include objectives targeted against Hubbell’s vision to be a valued investment, an inclusive organization, and an exceptional customer partner. In considering Mr. Bakker’s performance in such areas, and in light of the overall assessment of the enterprise as described above, the Compensation Committee approved a 125% payout for Mr. Bakker for the strategic portion of his STI award.

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Short-Term Incentive Payouts

The following table shows the STI award earned by each of the NEOs. These amounts also appear in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 53.

	Performance Measures/Results
			Operating
	EPS and	Operating	Profit and
	Free	Profit and	Operating
	Cash Flow (Enterprise Level)	Operating Cash Flow (Segment Level)	Cash Flow (Business Unit Level)	Strategic Objectives (Individual)	Total Composite Payout	STI Target ($)	STI Award ($)
Gerben W. Bakker	200%	—	—	125%	185%	1,320,000	2,442,000
William R. Sperry	200%	—	—	125%	185%	648,000	1,198,800
Allan J. Connolly(1)	200%	200%	—	N/A	N/A	457,500	N/A
Mark E. Mikes(2)	200%	183%	200%	125%	181%	405,000	733,500
Katherine A. Lane	200%	—	—	125%	185%	397,500	735,400
Gregory A. Gumbs(3)	200%	200%	—	125%	185%	232,500	430,100

(1)	Mr. Connolly’s STI award was paid pursuant to his Transition and Separation Agreement. See the “Separation Agreement” section on page 63.
(2)	Mr. Mikes became the HES segment President on July 1, 2023, prior thereto he was the President of HPS, a Division of the Utility Solutions segment.
(3)	Mr. Gumbs joined Hubbell as the HUS segment President July 1, 2023.

Long-Term Incentive Compensation

Hubbell maintains a Long-Term Incentive (“LTI”) plan that gives our top talent the opportunity to earn rewards in the form of Company Common Stock pursuant to the Company’s Amended and Restated 2005 Incentive Award Plan (as amended and in effect, the “Equity Plan”). The Equity Plan is designed to:

•  Generate growth in the Company’s share price by rewarding activity that enhances enterprise value.

•  Ensure long-term rewards are commensurate with performance.

•  Help leadership accumulate shares, ensuring greater alignment with shareholders.

•  Motivate, retain, and reward the NEOs.

Design

We believe the design of our LTI program creates a long-term performance-based orientation and encourages executives to remain with the Company.

The value of LTI awards granted to our executives each year is based on several factors, including external benchmarking, the Company’s short- and long-term financial performance, the value of awards granted in prior years, succession considerations, and individual performance.

Our LTI program includes financial metrics that align with our business strategy.

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Performance Share Awards

Our performance share program has evolved in response to our shareholders’ feedback to ensure alignment with our business strategy. The following table outlines the outstanding performance awards granted to our NEOs.

Grant Date	Performance Period	Program Metrics	Status	See Page(s)
Feb. 2023	2023 – 2025	Relative Sales Growth, Adjusted Operating Profit Margin(1), Relative Total Shareholder Return	Pending end of performance period	46-47
Feb. 2022	2022 – 2024	Relative Sales Growth, Adjusted Operating Profit Margin(1), Relative Total Shareholder Return	Pending end of performance period	46-47
Feb. 2021	2021 – 2023	Relative Sales Growth, Operating Profit Margin, Relative Total Shareholder Return	Performance period complete	47-49

(1)	Adjusted operating profit margin is a non-GAAP financial measure. A reconciliation to the comparable GAAP financial measure can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024.

In all cases, the actual number of performance shares earned by an NEO will be determined at the end of the three-year period based on Company performance as measured by the performance metrics and targets set out at the time of the grant, all of which are described in the following pages.

Performance Share Award Index

For all relative measures in the Performance Share Program, Hubbell uses the S&P Capital Goods 900 Index, which is a compilation of the S&P 400 and S&P 500 Capital Goods indices and not a published index. The Compensation Committee chose this group as it is a more direct comparison to Hubbell’s business and size than any other index.

Performance Share Grant Design (2023 and 2022 Grants)

Performance Share Grants made in February 2023 and February 2022 were based on three equally weighted metrics: Relative Sales Growth, Adjusted Operating Profit Margin(1), and Relative Total Shareholder Return (TSR). In 2022, the Compensation Committee decided to change the operating profit margin metric that had been previously used in 2021 to Adjusted Operating Profit Margin(1) to make Hubbell’s incentive plans more consistent and to tie incentive targets to the underlying performance of the business. The table below details the metrics and calculation methodology, and explains why each metric is important to the business.

Metric	Weight	How is it calculated?	Why is it included in the LTI Program?
Relative Sales Growth	34%	Hubbell’s compounded annual growth rate as compared to the companies that make up the S&P Capital Goods 900 Index.	Drives growth initiatives, including organic growth, new product development, innovation, and acquisition performance.
Adjusted Operating Profit Margin(1)	33%	Adjusted operating income divided by net sales, as compared to a target set at the beginning of the performance period.	Focuses NEOs on margin expansion and productivity while they execute operational objectives including footprint optimization and product rationalization.
Relative TSR	33%	Total Shareholder Return (average of the last 20 trading days of the preceding performance period compared to the average of the last 20 trading days of the performance period, with dividends reinvested as shares), as compared to the companies that make up the S&P Capital Goods 900 Index.	Provides balance between internal and external performance and ensures alignment with shareholder value creation.

(1)	Adjusted operating profit margin is a non-GAAP financial measure. A reconciliation to the comparable GAAP financial measure can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024.

Performance Share Grant Targets (2023 and 2022 Grants)

The table below sets out each metric at the enterprise level, the respective goals for the three-year period, and the payout percentage of performance shares that would be earned at each specified level of performance. Internally, we communicate to our executives the quartile performance of our peers and Hubbell for each metric and focus our executives on achieving top or 2nd quartile performance, while looking to avoid 3rd or 4th quartile performance. As part of the 2023 and 2022 LTI design, relative scales align explicitly with this approach.

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RELATIVE SALES GROWTH
	Target(1)	Payout
Max	> 75th percentile	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
No Payout	< 25th percentile	0%

ADJUSTED OPERATING PROFIT MARGIN(2)
	2023-2025 Target(1)	2022-2024 Target(1)	Payout
Max	18.75%	17.00%	200%
Target	17.00%	15.25%	100%
Threshold	15.25%	13.50%	50%
No Payout	< 15.25%	< 13.50%	0%

RELATIVE TSR
	Target(1)	Payout
Max	>75th percentile	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
No Payout	< 25th percentile	0%

(1)	If the Company’s performance for any of the performance metrics falls between the percentages listed on the table, the percentage performance shares earned will be determined by linear interpolation.
(2)	Adjusted operating profit margin is a non-GAAP financial measure. A reconciliation to the comparable GAAP financial measure can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024.

Performance Share Grant Design (2021 Grant)

Performance share grants made in February 2021 are based on three equally weighted metrics, which are explained in the table below.

Metric	Weight	How is it calculated?	Why is it included in the LTI Program?
Relative Sales Growth	34%	Hubbell’s compounded annual growth rate as compared to the companies that make up the S&P Capital Goods 900 Index.	Drives growth initiatives, including organic growth, new product development, innovation, and acquisition performance.
Operating Profit Margin	33%	Operating income divided by net sales, as compared to a target set at the beginning of the performance period.	Focuses NEOs on improving pricing, productivity, and costs while they execute operational objectives including footprint optimization and product rationalization.
Relative TSR	33%	Total Shareholder Return (average of the last 20 trading days of the preceding performance period compared to the average of the last 20 trading days of the performance period, with dividends reinvested as shares), as compared to the companies that make up the S&P Capital Goods 900 Index.	Provides balance between internal and external performance and ensures alignment with shareholder value creation.

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Performance Share Grant Targets (2021 Grant)

The table below sets out each metric at the enterprise level, the respective goals for the three-year period, and the payout percentage of performance shares that would be earned at each specified level of performance.

RELATIVE SALES GROWTH
	Target(1)	Payout
Max	> 75th percentile	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
No Payout	< 25th percentile	0%

OPERATING PROFIT MARGIN
	Target(1)	Payout
Max	15.5%	200%
Target	14.5%	100%
Threshold	13%	50%
No Payout	< 13%	0%

RELATIVE TSR
	Target(1)	Payout
Max	>75th percentile	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
No Payout	< 25th percentile	0%

(1)	If the Company’s performance for any of the performance metrics falls between the percentages listed on the table, the percentage performance shares earned will be determined by linear interpolation.

Performance Share Grant Payout (2021 Grant)

The performance period for the LTI performance share grant made in February 2021 ended on December 31, 2023. The table below shows Hubbell’s actual performance with respect to each metric, and the associated payouts.

Metric	Weight	Target for 100% Payout	Actual Performance	Payout
Projected Relative Sales Growth(1)	34%	50th percentile	74th percentile	196%
OP Margin	33%	14.5%	19.3%	200%
Relative TSR	33%	50th percentile	112.3%	200%
				199%

(1)	The calculation of the relative sales growth measure is dependent upon public availability of financial results from our peer companies. The Compensation Committee cannot determine the level of achievement of the performance criteria until a sufficient number of S&P Capital Goods 900 Index companies report their earnings for the year ended December 31, 2023. As a result, the actual payout results for the 2021-2023 performance share award grants based on Relative Sales Growth will not be determined until April 2024 and such payouts will not be approved by the Compensation Committee until after the filing of this Proxy Statement. The above projections reflect the results available as of March 25, 2024, including consensus estimates for sales growth for the Peer Group. Shareholders are cautioned that this information is preliminary, is subject to change based on the actual reported results of the S&P Capital Goods 900 Index companies and has not been approved by the Compensation Committee.

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Shares Received for the 2021 Grant

NEO	Target Shares (February 2021)	Final Shares (February 2024)
Gerben W. Bakker	12,563	24,958
William R. Sperry	5,360	10,648
Allan J. Connolly	—	—
Mark E. Mikes	1,148	2,280
Katherine A. Lane	2,450	4,867
Gregory A. Gumbs	—	—

Stock Appreciation Rights (“SARs”)

A SAR that vests gives the holder the right to receive the value in shares of the Company’s Common Stock equal to the positive difference between the base price of the SAR and the market value of a share of Common Stock when the SAR is exercised. Generally, SARs vest in three equal installments on each of the first three anniversaries of the grant date. The base price of a SAR is the mean between the high and low trading prices of the Company’s Common Stock as reported on the NYSE on the trading day immediately preceding the date of grant (i.e. for the February 7, 2023 grants, the February 6, 2023 price of $241.17). The Company calculates the value of a vested SAR this way for two reasons: (i) using the trading price from the day before the grant enables the Compensation Committee to know the exact grant price and therefore the exact value of each grant before it is made; and (ii) because of the relatively low volume at which the Company’s stock trades, the mean represents a more accurate picture of the fair market value of the stock than does the closing price. For purposes of determining individual award levels, the number of shares subject to each SAR is formulated on the basis of a modified Black-Scholes calculation. See the section entitled “Equity Award Plan Vesting Provisions-Grant Terms” on page 56 for additional information on the terms of SAR awards.

Time Based Restricted Stock

Time based restricted stock provides incentives for executives to remain employed by the Company and to create and maintain value for shareholders; restricted shares do not vest unless the executive is still employed by the Company, and the value of restricted shares depends on the price of the Company’s stock on the vesting date. Restricted stock awards are granted in shares of the Company’s Common Stock and generally vest on the three-year anniversary of the grant date.

Other Compensation Policies and Benefit Programs

Stock Ownership and Retention Policy

Each NEO currently satisfies Hubbell’s stock ownership policy requirements.

The Company has a Stock Ownership and Retention Policy (the “Stock Ownership Policy”) that is applicable to the NEOs, the other officers of the Company, senior level employees and the Directors. The terms and conditions of the Stock Ownership Policy are annually reviewed by the Compensation Committee and Exequity to ensure consistency with current market practices and external benchmarks and alignment between the interests of the covered employees and the interests of the Company’s shareholders.

The Stock Ownership Policy requires covered employees to attain a minimum share ownership level equal to their base salary times a certain multiplier, as indicated in the below table.

Minimum Stock Ownership Requirement

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The Stock Ownership Policy provides:

•	A covered employee who has not yet satisfied the applicable ownership minimum must retain 100% of the net shares acquired pursuant to the exercise of a SAR and all other shares that person directly or indirectly acquires.
•	Once the minimum share ownership level is satisfied, a covered employee is expected to continue to satisfy the requirement for as long as they are subject to the Policy.
•	Shares that count toward the minimum share ownership requirement include shares held directly and indirectly by the covered employee, including restricted stock granted under the Equity Plan, and in-the-money vested (but unexercised) SARs. Shares underlying unearned performance shares are not counted.
•	Covered employees have approximately five years from the earliest date they become subject to the Stock Ownership Policy to achieve their minimum ownership requirement. Covered employees who are promoted to positions with a higher minimum ownership requirement similarly have five years to increase their holdings to satisfy the new requirement.

As of December 31, 2023, all NEOs (other than Mr. Connolly, who retired from Hubbell on July 1, 2023 and is no longer subject to such Policy) are in compliance with the Stock Ownership Policy. The Stock Ownership Policy can be viewed on the Company’s website at www.hubbell.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.

Compensation Recovery Policy (Clawback)

Hubbell recently adopted a new Compensation Recovery Policy, which became effective December 1, 2023. Pursuant to the policy, if Hubbell is required to prepare an accounting restatement of its financial statements due to Hubbell’s material noncompliance with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Compensation Committee will promptly recover any erroneously awarded incentive-based compensation received by any covered executive officer (including the NEOs) during the three completed fiscal years immediately preceding the date on which Hubbell is required to prepare such an accounting restatement. Covered executive officers include both current and former executive officers. Incentive-based compensation includes any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure such as a stock price goal or total shareholder return. The amount required to be recovered in the event of an accounting restatement will equal the amount of incentive-based compensation received by the covered executive officer that exceeds the amount of such compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid.

All actions taken under this policy will be determined by the Board of Directors in its sole discretion upon consultation with the Audit Committee and the Compensation Committee.

Policy Prohibiting Hedging and Pledging

Our officers, Directors, and certain employees designated by Hubbell’s Senior Vice President, General Counsel and Secretary who may have access to material, non-public information about Hubbell and its financial condition, as well as anyone sharing a household with a restricted person and any entities directly or indirectly controlled by a restricted person, are prohibited from (i) engaging in hedging, monetization transactions or similar arrangements involving our stock, including short sales, margin transactions, put or call options, and derivatives such as swaps, forwards, and futures transactions; (ii) pledging our stock as collateral for a loan, credit, stop loss, or any other limit orders placed with a broker, except pursuant to an approved 10b5-1 plan; and (iii) purchasing our stock on margin or holding our securities in a margin account.

Employee Benefits

NEOs receive health and welfare and retirement benefits that are generally available to all employees, which include cafeteria-style plans that provide medical, dental, prescription, life, and disability insurance and the option to purchase other voluntary benefits. The NEOs also receive certain additional retirement benefits, limited perquisites (as detailed on page 51), severance, and change in control protections. These additional benefits are similar to the types and amounts available to senior executives of other manufacturing companies as demonstrated in benchmark data. The following outlines the benefit plans available to the NEOs. The purpose of these plans is, as applicable, to provide retirement planning tools that help the Company attract and retain senior management.

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Retirement Plans and Nonqualified Deferred Compensation Plans

Qualified Pension Plans

The Company maintains a defined benefit pension plan (the “DB Plan”) and a defined contribution retirement plan (the “DC Plan”) in which NEOs participate along with the other Hubbell employees.

Employees hired after December 31, 2003, are not eligible to participate in the DB Plan but may participate in the DC Plan. The Company closed the DB Plan to new employees after 2003 after determining that a plan of this nature was no longer necessary to attract talent. Service credit under the DB Plan ceased effective February 28, 2017, and a subsequent freeze on eligible compensation was effective December 31, 2020. Messrs. Bakker and Mikes are the only NEOs who are participants in the DB Plan.

The DC Plan provides that the Company will make a fully vested annual non-elective Company contribution of 4% of eligible earnings on behalf of all eligible participants, including the NEOs. Additionally, the Company makes a matching contribution equal to 50% of the first 6% of a participant’s eligible earnings contributed to the DC Plan, subject to limitations in the Internal Revenue Code. NEOs participate in the DC Plan on the same terms as other employees in the Company.

Non-Qualified Supplemental Retirement Plans

Certain senior executives of the Company, including the NEOs, are eligible to participate in supplemental retirement plans. Hubbell’s Top Hat Restoration Plan (“DB Restoration Plan”) and Defined Contribution Restoration Plan (“DC Restoration Plan”) are available to DB Plan participants and DC Plan participants, respectively, who earn compensation in excess of Internal Revenue Code limitations applicable to qualified plans.

The DB Restoration Plan is an “excess benefit plan” under which participants in the DB Plan receive additional retirement benefits, calculated in the same manner as benefits are calculated under the DB Plan, but without regard to the applicable limits on compensation or benefit accruals imposed by the tax-qualified plan rules. Messrs. Bakker and Mikes are the only NEOs who are a participant in the DB Restoration Plan, and they ceased to accrue benefits under the DB Restoration Plan when the DB Plan was frozen. The DC Restoration Plan, also an “excess benefit plan,” enables participants in the DC Plan to receive Company contributions equal to the additional contributions they would have received under the DC Plan, but for the compensation limits imposed by the tax-qualified plan rules.

The DB Restoration Plan and DC Restoration Plan are intended to promote the retention of our eligible senior management employees by providing them with the opportunity to earn pension and retirement benefits that supplement the benefits available under the Company’s tax-qualified retirement plans.

Executive Deferred Compensation Plan

The Company has a non-qualified Executive Deferred Compensation Plan (“EDCP”) that permits senior employees, including our NEOs, to defer the receipt of up to 50% of their base salary and 100% of their short-term incentive award. The EDCP also provides for discretionary contributions by the Company. No Company discretionary contributions were made in 2023. Amounts deferred under the EDCP are credited with earnings reflecting individual investment directions made by each participant. See the “Non-Qualified Deferred Compensation in Fiscal Year 2023” section on page 60.

Perquisites

In 2023, the Company provided the following limited perquisites to the NEOs: limited financial planning and tax preparation services and limited personal travel on the Company aircraft. These perquisites provide flexibility to the executives and increase travel efficiencies, thereby allowing executives to use their time more productively. These perquisites also protect the executives’ financial health and thus the Company’s investment in their development. The Company routinely examines the competitiveness of the perquisites offered in light of the evolving competitive landscape and determines whether any modifications are appropriate. Footnote 7 to the “Summary Compensation Table” on pages 53 and 54 outlines the benefits received by each NEO in 2023.

Severance and Change in Control Benefits

Hubbell maintains a Policy for Providing Severance to Senior Employees (the “Senior Severance Policy”) that generally provides severance to senior management in the event of certain “involuntary” terminations of employment with Hubbell.

It has long been Hubbell’s practice to provide Change in Control Severance Agreements (“CIC Agreements”) to its Board appointed officers.

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The CIC Agreements with the NEOs traditionally have provided, and continue to provide, certain alternative severance benefits in the event an NEO’s employment is involuntarily or constructively terminated in connection with a change in control. Such severance benefits are designed to alleviate the financial impact of termination of employment by providing continued base salary and health benefits and outplacement services. These benefits are designed to foster a stable work environment by reinforcing and encouraging executives’ continued attention and dedication to job responsibilities without the personal distraction or conflict of interest that could arise from concerns about a potential change in control.

Previously, the Board had issued CIC Agreements in December 2022 to each of Messrs. Bakker and Sperry and to Ms. Lane to replace their existing CIC Agreements. More recently, the Board entered into similar CIC Agreements with each of Messrs. Gumbs and Mikes. Hubbell’s form of CIC Agreement contains provisions, including restrictive covenants such as a requirement that the NEO execute a release of claims agreement and continue to comply with provisions regarding non-competition, non-solicitation of employees and customers and confidentiality.

The decision to offer benefits under the Senior Severance Policy and the CIC Agreements does not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels. In making the decision to extend these benefits, the Compensation Committee relied on its independent compensation consultant, Exequity, to ensure that such severance and change in control benefits align with relevant market practices and policy statements put forth by governance rating agencies. The Compensation Committee annually reviews Hubbell’s CIC Agreements and benchmarks the provisions with Exequity.

The Company’s CIC Agreements contain, among other things, the following types and amounts of compensation benefits payable to NEOs upon a change in control:

•	Double trigger (change in control plus termination of employment) required to obtain cash severance benefit.
•	Lump sum cash payments equal to 2.5 times base salary and 2.5 times target bonus for the year in which the change-in-control occurs for Messrs. Bakker and Sperry and 2.0 times base salary and 2.0 times target bonus for the year in which the change-in-control occurs for Messrs. Mikes and Gumbs, and Ms. Lane.
•	Lump sum payment of the pro-rated target bonus for the year in which termination occurs.
•	Continued insurance benefits and outplacement services.

Upon a change in control, under the terms of the LTI awards, all outstanding awards (other than any portion subject to performance-based vesting) will continue in effect or be assumed or substituted by an acquiring company, unless the Compensation Committee elects to terminate an award or cause it to fully vest. If the acquiring company refuses to assume or substitute an award, the Compensation Committee may exercise its discretion to terminate the award in exchange for cash, rights or property, or cause the awards to become fully exercisable prior to the change in control. The portion of an LTI award that is subject to performance-based vesting will remain subject to the terms of the award agreement and the Compensation Committee’s discretion.

If an LTI award continues in effect or is assumed or substituted, and the grantee’s employment is terminated without cause or within twelve months following a change in control, then the award will fully vest as of the date of termination.

For additional information relating to the Company’s change in control and severance benefits, including under the CIC Agreements and the Senior Severance Policy, see the “Potential Post-Employment Compensation Arrangements” section on pages 61-65

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed its contents with members of the Company’s management and its independent compensation consultant, Exequity. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Compensation Committee

John G. Russell, Chair
Carlos M. Cardoso
Anthony J. Guzzi
Neal J. Keating
Jennifer M. Pollino

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Executive Compensation

Summary Compensation Table (“SCT”)

Named Executive Officer	Year	Salary ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Plan Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Gerben W. Bakker Chairman, President and Chief Executive Officer	2023	1,091,231	—	4,249,556	1,394,918	2,442,000	248,969	239,610	9,666,284
	2022	1,032,154	—	3,579,025	1,174,988	2,075,000	—	283,944	8,145,111
	2021	972,500	—	3,130,670	1,025,488	823,700	—	136,342	6,088,700
William R. Sperry Executive Vice President, Chief Financial Officer	2023	716,154	—	1,484,994	487,474	1,198,800	—	121,995	4,009,417
	2022	691,923	—	1,370,664	450,001	1,082,100	—	101,161	3,695,849
	2021	672,692	—	1,335,717	437,506	467,800	—	89,107	3,002,822
Allan J. Connolly(1) Former President, Utility Solutions Segment	2023	316,731	—	—	—	—	—	2,607,944	2,924,675
	2022	608,462	—	837,695	274,986	796,100	—	75,810	2,593,053
	2021	597,692	—	782,325	256,247	333,000	—	365,437	2,334,701
Mark E. Mikes(2) President, Electrical Solutions Segment	2023	558,125	—	579,439	375,057	733,500	96,243	94,866	2,437,230
Katherine A. Lane Senior Vice President, General Counsel and Secretary	2023	526,923	—	723,640	237,456	735,400	—	90,117	2,313,536
	2022	506,923	100,000	647,269	212,500	617,600	—	57,091	2,141,383
	2021	487,692	—	610,526	200,006	264,100	—	49,432	1,611,756
Gregory A. Gumbs(2) President, Utility Solutions Segment	2023	298,077	450,000	437,540	437,519	430,100	—	39,895	2,093,131

(1)	The Company entered into a Transition and Separation Agreement with Mr. Connolly on June 6, 2023. See the “Separation Agreement” section on page 63.
(2)	First reported as a NEO in 2023.
(3)	The amounts reported in the Bonus column reflect: (i) a one time cash hiring bonus paid to Mr. Gumbs in 2023, and (ii) a one time cash bonus paid to Ms. Lane in 2022 related to her significant contribution to the Company’s disposition of its commercial and industrial lighting business.
(4)	The amounts reported in the Stock Awards and Option Awards columns reflect the aggregate grant date fair value of restricted stock, performance shares and SARs granted in 2023 as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, see Note 18 to the Consolidated Financial Statements for 2023 in the Form 10-K filed with the SEC on February 8, 2024. The actual value that an executive may realize from an award is contingent upon the satisfaction of the vesting conditions of the award. For SARs, the actual value of the award is based upon the positive difference between the base price and the market value of a share of Common Stock on the date of exercise. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown. For performance shares with a Relative Sales Growth performance metric, fair value is based upon the average between the high and low trading prices of the Company’s Common Stock on the date preceding the grant date and assumes that the award will vest at target. For Mr. Mikes, the amounts reported include a retention award (restricted stock - $124,926, and a SARs grant - $125,009) granted in February, 2023.
(5)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect short-term incentive awards earned under the Company’s Short-Term Incentive Plan. See the Short-Term Incentive Compensation section on pages 40-45. Mr. Connolly received a payment equal to a pro rata portion of his target annual cash incentive award pursuant to a Transition and Separation Agreement. See the “Separation Agreement” section on page 63.

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(6)	The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the retirement plans in which they participate. See the “Employee Benefits” section on page 50 and “Non-Qualified Deferred Compensation” section on page 60. The present value of accrued benefits at December 31, 2021 is based on the Pri-2012 Healthy Annuitant Mortality White Collar Tables, sex distinct, with generational projection from 2012 using Scale MP-2021 and using a discount rate of 2.90%. The present value of accrued benefits at December 31, 2022 is based on the Pri-2012 Healthy Annuitant Mortality White Collar Tables, sex distinct, with generational projection from 2012 using Scale MP-2021 and using a discount rate of 5.50%. The present value of accrued benefits at December 31, 2023 is based on the Pri-2012 Healthy Annuitant Mortality White Collar Tables, sex distinct, with generational projection from 2012 using Scale MP-2021 and using a discount rate of 5.20%. Participants are assumed to retire at age 62 or current age, if later. No amounts accumulated under the Company’s EDCP and DC Restoration Plan earn above market or preferential earnings; therefore, no earnings are included in this column.

(7)	The amounts reported in the All Other Compensation column for 2023 are detailed in the following table:

Name	Severance(a) ($)	Perquisites(b) ($)	Retirement Plan Contributions(c) ($)	Total ($)
Gerben W. Bakker	—	17,974	221,636	239,610
William R. Sperry	—	10,000	111,995	121,995
Allan J. Connolly	2,543,031	—	64,913	2,607,944
Mark E. Mikes	—	16,947	77,919	94,866
Katherine A. Lane	—	10,000	80,117	90,117
Gregory A. Gumbs	—	3,534	36,361	39,895

(a)	The amounts in the Severance column reflect payments made to Mr. Connolly in connection with his departure from the Company. See the “Separation Agreement” section on page 63

(b)	The amounts in the Perquisites column reflect the incremental cost to the Company for the actual cost of financial planning or tax preparation services up to a maximum of $10,000 for each NEO, the matching gifts made by The Hubbell Foundation; and personal use of the Company aircraft for Messrs. Bakker - $7,974 and Mikes - $6,947 which includes fuel costs, crew expenses, and landing, hangar, airplane parking, ramp, and maintenance fees.

(c)	The amounts in the Retirement Plan Contributions column reflect Company 401(k) matching contributions of $9,900 for Messrs. Bakker, Sperry, Connolly, Mikes and Ms. Lane, $6,438 for Mr. Gumbs; and an automatic company retirement contribution of $13,200 for each NEO under the DC Plan. This column also includes the following Company Retirement contribution earned under the DC Restoration Plan in 2023 to be contributed in 2024 for: Mr. Bakker - $113,449, Mr. Sperry - $58,730, Mr. Connolly - $40,463, Mr. Mikes - $31,325, Ms. Lane - $32,581, and Mr. Gumbs - $16,723. This column also includes the following restoration match contributions under the DC Restoration Plan earned in 2023 and to be contributed in 2024 for: Mr. Bakker - $85,087, Mr. Sperry - $30,165, Mr. Connolly - $1,350, Mr. Mikes $23,494, and Ms. Lane - $24,436.

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Other Compensation Tables

Grants of Plan-Based Awards in Fiscal Year 2023

The following table presents information concerning plan-based awards granted in 2023 to the NEOs under the Company’s Incentive Plan and Equity Plan. All stock awards are payable in shares of the Company’s Common Stock.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Shares Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Gerben W. Bakker	STI	2/7/23	660,000	1,320,000	2,640,000	—	—	—	—	—	—	—
	RS	2/7/23	—	—	—	—	—	—	5,784	—	—	1,394,927
	SAR	2/7/23	—	—	—	—	—	—	—	22,875	241.17	1,394,918
	PS/RSG	2/7/23	—	—	—	1,967	3,933	7,866	—	—	—	907,068
	PS/OPM	2/7/23	—	—	—	1,909	3,818	7,636	—	—	—	880,545
	PS/TSR	2/7/23	—	—	—	1,909	3,818	7,636	—	—	—	1,067,016
William R. Sperry	STI	2/7/23	324,000	648,000	1,296,000	—	—	—	—	—	—	—
	RS	2/7/23	—	—	—	—	—	—	2,021	—	—	487,405
	SAR	2/7/23	—	—	—	—	—	—	—	7,994	241.17	487,474
	PS/RSG	2/7/23	—	—	—	688	1,375	2,750	—	—	—	317,116
	PS/OPM	2/7/23	—	—	—	667	1,334	2,668	—	—	—	307,660
	PS/TSR	2/7/23	—	—	—	667	1,334	2,668	—	—	—	372,813
Allan J. Connolly(1)	STI	2/7/23	228,750	457,500	915,000	—	—	—	—	—	—	—
Mark E. Mikes	STI	2/7/23	202,500	405,000	810,000	—	—	—	—	—	—	—
	RS	2/7/23	—	—	—	—	—	—	933	—	—	225,012
	RS	7/6/23	—	—	—	—	—	—	456	—	—	149,901
	SAR	2/7/23	—	—	—	—	—	—	—	3,690	241.17	225,016
	SAR	7/6/23	—	—	—	—	—	—	—	1,726	328.73	150,041
	PS/RSG	2/7/23	—	—	—	141	282	564	—	—	—	65,038
	PS/OPM	2/7/23	—	—	—	137	274	548	—	—	—	63,193
	PS/TSR	2/7/23	—	—	—	137	273	546	—	—	—	76,295
Katherine A. Lane	STI	2/7/23	198,750	397,500	795,000	—	—	—	—	—	—	—
	RS	2/7/23	—	—	—	—	—	—	985	—	—	237,552
	SAR	2/7/23	—	—	—	—	—	—	—	3,894	241.17	237,456
	PS/RSG	2/7/23	—	—	—	335	670	1,340	—	—	—	154,522
	PS/OPM	2/7/23	—	—	—	325	650	1,300	—	—	—	149,910
	PS/TSR	2/7/23	—	—	—	325	650	1,300	—	—	—	181,656
Gregory A. Gumbs	STI	7/6/23	116,250	232,500	465,000	—	—	—	—	—	—	—
	RS	7/6/23	—	—	—	—	—	—	1,331	—	—	437,540
	SAR	7/6/23	—	—	—	—	—	—	—	5,033	328.73	437,519

(1)	The Company entered into a Transition and Separation Agreement with Mr. Connolly on June 6, 2023. Any of Mr. Connolly’s unvested RS, SAR, PS/RSG, PS/OPM and PS/TSR awards at the time of his separation from the Company on July 1, 2023 were forfeited. An amount equal to Mr. Connolly’s target 2023 annual cash incentive award, prorated for the period of service during the year, was paid pursuant to his Separation Agreement. See the “Separation Agreement” section on page 63.

(2)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns reflect the target, threshold and maximum short-term incentive award opportunity for each of the NEOs under the Company’s Short-Term Incentive Plan. The NEOs are eligible for a payout within the threshold and maximum range depending upon several performance factors such as earnings per share, operating profit improvement, free and operating cash flow and strategic objectives. See the “Short-Term Incentive Compensation” section on pages 40-45.

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(3)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the target number of performance shares (“PS”) awarded to the NEOs under the Equity Plan on February 7, 2023, and the threshold and maximum number of performance shares that may be earned. Performance shares are earned on three measures: (i) Relative Sales Growth (“RSG”), (ii) Adjusted Operating Profit Margin (“OPM”) and (iii) Relative Total Shareholder Return (“TSR”). The actual number of performance shares earned will be determined at the end of a three-year period. See the “Performance Share Awards” section on page 46.

(4)	The amounts reported in the All Other Stock Awards and All Other Option Awards columns reflect the number of shares of Restricted Stock (“RS”) and Stock Appreciation Rights (“SARs”) awarded under the Equity Plan on February 7, 2023 and July 6, 2023. SARs are subject to vesting in three equal annual installments on the anniversary of the grant date. Upon retirement, RS will vest in full. SARs and RS become fully vested upon death or disability.

(5)	The amount reported in the Exercise or Base Price of Option Awards column reflects the mean between the high and low trading prices of the Company’s Common Stock on the trading day immediately preceding the date of grant which was the fair market value of the Company’s Common Stock as defined under the Equity Plan.

(6)	The amounts reported in the Grant Date Fair Value of Stock and Option Awards column reflect the aggregate fair value of the RS and SARs granted to each NEO on February 7, 2023 and July 6, 2023, based upon the probable outcome of performance conditions, as applicable, and disclosed in Note 18 within the Notes to the Consolidated Financial Statements in the Company’s 2023 Annual Report on Form 10-K filed with the SEC on February 8, 2024.

Equity Award Plan Vesting Provisions - Grant Terms

The following table describes the general terms of each of the equity incentive awards granted to the applicable NEOs on February 7, 2023 and July 6, 2023.

	Restricted Stock	Performance Shares	Stock Appreciation Rights
Description	A grant of a number of shares subject to forfeiture if not vested.	A promise to receive a number of shares on the third-year anniversary of the grant date subject to meeting performance goals.	Right to receive, in stock, the appreciation in value between the stock price on the date of grant and date of exercise.
Abbreviation	RS	PS	SARs
Vesting Period	3-year cliff vesting on the anniversary of the grant date(1).	3-year cliff vesting on attainment of three stated performance measures.	1/3 per year on the anniversary of the grant date.
(1)	The vesting period for restricted stock is generally three-years except in limited instances for retention or for talent acquisition purposes.

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Outstanding Equity Awards at 2023 Fiscal Year End

The following table provides information on all restricted stock, SARs and performance share awards held by the NEOs of the Company and the value of such holdings measured as of December 31, 2023. All outstanding equity awards are in shares of the Company’s Common Stock.

		Option Awards(2)				Stock Awards
Name	Grant Date	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that have not Vested(3) (#)	Market Value of Shares or Units that have not Vested(4) ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units, or other Rights that have not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or other Rights that have not Vested(6) ($)
Gerben W. Bakker	12/5/17	19,170	—	127.51	12/5/27	—	—	—	—
	12/14/18	16,547	—	105.49	12/14/28	—	—	—	—
	7/1/19	13,765	—	129.28	7/1/29	—	—	—	—
	2/13/20	33,169	—	149.49	2/13/30	—	—	—	—
	2/10/21	23,230	11,615	163.26	2/10/31	6,281	2,066,009	12,563	4,132,348
	2/8/22	9,978	19,958	185.87	2/8/32	6,322	2,079,495	12,643	4,158,662
	2/7/23	—	22,875	241.17	2/7/33	5,784	1,902,531	11,569	3,805,391
William R. Sperry	2/10/21	—	4,956	163.26	2/10/31	2,680	881,532	5,360	1,763,065
	2/8/22	3,821	7,644	185.87	2/8/32	2,421	796,340	4,842	1,592,679
	2/7/23	—	7,994	241.17	2/7/33	2,021	664,768	4,043	1,329,864
Allan J. Connolly(1)	—	—	—	—	—	—	—	—	—
Mark E. Mikes	12/14/18	1,539	—	105.49	12/14/28	—	—	—	—
	2/13/20	2,466	—	149.49	2/13/30	—	—	—	—
	2/10/21	2,124	1,062	163.26	2/10/31	574	188,806	1,148	377,612
	2/8/22	796	1,593	185.87	2/8/32	504	165,781	1,009	331,890
	2/7/23	—	3,690	241.17	2/7/33	933	306,892	829	272,683
	7/6/23	—	1,726	328.73	7/6/33	456	149,992	—	—
Katherine A. Lane	7/1/17	883	—	113.03	7/1/27	—	—	—	—
	12/5/17	2,442	—	127.51	12/5/27	—	—	—	—
	12/14/18	2,868	—	105.49	12/14/28	—	—	—	—
	7/1/19	8,118	—	129.28	7/1/29	—	—	—	—
	2/13/20	7,417	—	149.49	2/13/30	—	—	—	—
	2/10/21	4,530	2,266	163.26	2/10/31	1,225	402,939	2,450	805,879
	2/8/22	1,804	3,610	185.87	2/8/32	1,143	375,967	2,287	752,263
	2/7/23	—	3,894	241.17	2/7/33	985	323,996	1,970	647,992
Gregory A. Gumbs	7/6/23	—	5,033	328.73	7/6/33	1,331	437,806	—	—

(1)	The Company entered into a Transition and Separation Agreement with Mr. Connolly on June 6, 2023. Any of Mr. Connolly’s unvested RS, SARs, PS/RSG, PS/OPM and PS/TSR awards at the time of his separation from the Company on July 1, 2023 were forfeited. See the “Separation Agreement” section on page 63.
(2)	The Option Awards column reflects SARs that were granted to each NEO on the dates shown. SARs entitle the recipient to receive the value in shares of the Company’s Common Stock equal to the positive difference between the base price and the fair market value of a share of Common Stock upon exercise. Generally, SARs vest and become exercisable in three equal installments on each of the first three anniversaries of the grant date. See the “Equity Award Plan Vesting Provisions-Grant Terms” section on page 56.
(3)	The No. of Shares or Units of Stock that have not Vested column reflects restricted stock granted on the following dates and terms: 7/6/23, 2/7/23, 2/8/22, and 2/10/21 RS grants - Vest on the third-year anniversary of the grant date. See the “Equity Award Plan Vesting Provisions-Grant Terms” section on page 56.
(4)	The Market Value of Shares or Units that have not Vested is based upon the closing market price of the Company’s Common Stock on December 29, 2023, the last business day of 2023, of $328.93.
(5)	The Equity Incentive Plan Awards: No. of Unearned Shares, Units, or Other Rights that have not Vested column reflects performance shares granted on the following dates and terms for the performance periods noted: 2/7/23, 2/8/22 and 2/10/21 - Vest based on achievement of each of three measures as described in the “Performance Share Awards” section on page 46 at the end of a three-year performance period (1/1/23 - 12/31/25, 1/1/22 - 12/31/24 and 1/1/21 - 12/31/23, respectively).
(6)	The Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested column is based upon the closing market price of the Company’s Common Stock on December 29, 2023, the last business day of 2023, of $328.93.

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Option Exercises and Stock Vested During Fiscal Year 2023

The following table provides information on the number of shares acquired and the value realized by the NEOs during fiscal year 2023 on the exercise of SARs and on the vesting of restricted stock and performance shares.

	Option Awards(1)		Stock Awards
Name	No. of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	No. of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Gerben W. Bakker	45,541	7,287,566	5,609	1,370,223	(2)
	—	—	19,892	5,063,218	(3)
William R. Sperry	15,185	2,368,305	2,676	653,720	(2)
	—	—	9,490	2,415,522	(3)
Allan J. Connolly	28,047	4,887,649	1,672	408,453	(2)
	—	—	5,931	1,509,634
Mark E. Mikes	—	—	625	152,681	(2)
	—	—	2,217	564,314	(3)
Katherine A. Lane	—	—	1,254	306,340	(2)
	—	—	4,448	1,132,214	(3)
Gregory A. Gumbs	—	—	—	—

(1)	The amounts reported in the Option Awards - Value Realized Upon Exercise column reflect the number of shares acquired upon exercise multiplied by the difference between the base price of the SAR and the market price of the Company’s Common Stock on the date of exercise.
(2)	The amounts reported in the Stock Awards - Value Realized Upon Vesting column reflect the number of shares of time-based restricted stock acquired upon vesting multiplied by the closing market price of the Company’s Common Stock on February 13, 2023 - $244.29.
(3)	The amounts reported in the Stock Awards - Value Realized Upon Vesting column reflect the number of performance shares earned multiplied by the closing market price of the Company’s Common Stock on the following vesting dates - February 8, 2023 - 241.93 and May 1, 2023 - $270.34.

Pension Benefits in Fiscal Year 2023

The following table provides information on the retirement benefits for the NEOs under the Company’s DB Plan and DB Restoration Plan in which they participate. See the “Employee Benefits” section on page 50.

Name	Plan Name	No. of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During the Last Fiscal Year ($)
Gerben W. Bakker	DB Plan	25.92	828,893	—
	DB Restoration Plan	25.92	2,920,015	—
Mark E. Mikes	DB Plan	27.67	841,791	—
	DB Restoration Plan	27.67	1,064,338	—
(1)	For the DB Plan and the DB Restoration Plan, the present value of accrued benefits at December 31, 2023 is determined based on the Pri-2012 Healthy Annuitant Mortality White Collar tables, sex distinct, with generational projection from 2012 using Scale MP-2021 and using a discount rate of 5.20%. Participants are assumed to retire at age 62 or current age, if later.

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Pension Benefit Calculations

The following paragraphs describe the manner in which benefits are calculated under each of the Company’s retirement plans:

DB Plan and DB Restoration Plan

The DB Plan provides for participation by all regular full-time salaried employees (other than employees who are subject to a collective-bargaining agreement) who were employed by covered Company businesses on December 31, 2003, including Messrs. Bakker and Mikes.

The annual benefits under the DB Plan upon normal retirement (age 65) are calculated under the following formula in which Final Average Pay refers to the average of the employee’s highest three consecutive years’ earnings (base salary and short-term incentives) in the last ten years:

•	For certain participants hired before January 1, 2004, including Messrs. Bakker and Mikes, the formula is as follows:

Benefits under the DB Restoration Plan are calculated in the same manner as benefits under the DB Plan, but without regard to any limits on compensation or benefit accruals that may apply under the DB Plan as required by the tax-qualified plan rules. DB Restoration Plan benefits are payable based on a life annuity distribution (although 50% of the benefits are payable to the participant’s surviving spouse in the event of his or her death after commencing benefits), except that benefits are paid out as a lump sum if a participant as of the date of a change in control experiences a termination of employment within two years following the change in control.

Beginning in 2017, the DB Plan began a transition to being fully frozen. Years of Service was frozen under the DB Plan and the DB Restoration Plan effective February 28, 2017 and Final Average Pay, Social Security Covered Compensation, and Social Security Benefit was frozen under the DB Plan and the DB Restoration Plan effective December 31, 2020.

DC Plan and DC Restoration Plan

As described under the Employee Benefits section on page 50, the DC Plan provides eligible participants with a fixed non-elective contribution of 4% of eligible earnings and a matching contribution equal to 50% of the first 6% of eligible earnings that the employee voluntarily contributes to the DC Plan.

The Company also provides a DC Restoration Plan to allow for excess contributions on behalf of those employees whose contributions are limited under the tax-qualified DC Plan due to compensation limits imposed by the IRS.

The DC Restoration Plan provides each participant impacted by those limitations with (i) an annual non-elective contribution equal to the excess of 4% of eligible earnings over the amount credited as a safe harbor non-elective contribution to the DC Plan for that year and (ii) an annual matching contribution equal to 50% of the first 6% of the participant’s eligible earnings that are voluntarily contributed to the DC Plan and/or deferred to the Executive Deferred Compensation Plan less the maximum amount of matching contributions that could have been credited under the DC Plan if the participant had contributed the maximum amount permitted under the DC Plan for that year.

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Non-Qualified Deferred Compensation

Executive Deferred Compensation Plan

The EDCP enables certain designated senior executives (including the current NEOs) to defer up to 50% of their annual base salary and up to 100% of their annual short-term incentive compensation. Amounts deferred under the EDCP are nominally invested at the discretion of the participant in the same mutual funds available to all employees in the DC Plan and all participants are immediately 100% vested in the amounts they elect to defer. The Company is permitted to make discretionary contributions to EDCP participants and to make contributions subject to vesting conditions or other restrictions.

Participants are generally required to make their deferral elections by December 31 of the year prior to the year in which the base pay is paid, and the deferred short-term incentive award is earned. When they make deferral elections, participants also elect the future date for distributions. Distributions can be made at any time while the participant remains an employee (but no sooner than two years after the year for which the deferral is made) or upon separation from service or a change in control. Distributions upon separation from service may be made in a lump sum or installments over 5, 10, or 15 years. In-service distributions and distributions upon a change in control are made in a lump sum. Participants may also access their accounts under the EDCP in the event of an unforeseen emergency.

Non-Qualified Deferred Compensation in Fiscal Year 2023

The following table provides information on the benefits earned by each NEO under the Company’s EDCP and DC Restoration Plan.

Name	EDCP Executive Contributions in 2023(1) ($)	EDCP Aggregate Earnings in Last FY(2) ($)	DC Restoration Plan Registrant Contributions in 2023(3) ($)	DC Restoration Plan Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/23(4) ($)
Gerben W. Bakker	189,974	171,014	108,560	61,489	—	1,570,191
William R. Sperry	50,131	25,319	59,831	85,996	(47,244)	934,877
Allan J. Connolly	—	25,422	44,552	29,054	—	372,446
Mark E. Mikes	536,759	299,623	24,908	22,195	—	2,633,415
Katherine A. Lane	263,462	30,972	23,741	14,240	—	416,942
Gregory A. Gumbs	—	—	—	—	—	—
(1)	The amounts reported in the EDCP Executive Contributions in 2023 column reflect elective deferrals of short-term incentive awards into the EDCP as follows: Mr. Bakker – 6% and Mr. Mikes 100%, and elective deferral of base salary as follows: Mr. Bakker - 6%, Mr. Sperry - 7%, and Ms. Lane - 50%. The short-term incentive amounts were earned and deferred for services in 2022 but credited to the EDCP in 2023, which is the time payments under the Incentive Compensation Plan are generally made. The amounts in this column include amounts also included in the Summary Compensation Table for 2023 under the Salary column (for 2023) and the Non-Equity Incentive Compensation Plan column (for 2022).
(2)	The amounts reported in the EDCP Aggregate Earnings in Last FY and DC Restoration Plan Aggregate Earnings in Last FY columns include aggregate notional earnings on the EDCP account balances and the DC Restoration Plan balances in 2023. Amounts deferred under the EDCP and the DC Restoration Plan are credited with earnings on the basis of individual notional investment directions made by each participant.
(3)	The amounts reported in the DC Restoration Plan Registrant Contributions in 2023 column reflect each NEO’s credits under the DC Restoration Plan earned for services in 2022 and credited to the DC Restoration Plan in 2023. The amount does not include the following accrued restoration company retirement contribution and restoration match contributions earned in 2023 to be credited in 2024, which amounts are detailed in the footnote and included in the All Other Compensation column of the Summary Compensation Table on page 53 for 2023: Mr. Bakker - $198,536, Mr. Sperry - $88,895, Mr. Connolly - $41,813, Mr. Mikes - $54,819, Ms. Lane - $57,017, and Mr. Gumbs - $16,723.
(4)	The amounts reported in the Aggregate Balance at 12/31/23 column reflect each NEOs balance credited to the EDCP and the DC Restoration Plan.

The material terms of the non-qualified deferred compensation plans are further described under the “Pension Benefit Calculations” section on page 59 and the “Non-Qualified Deferred Compensation” section above.

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Potential Post-Employment Compensation Arrangements

The Company does not have employment agreements with any of the NEOs. The Company offers post-employment compensation and benefits to the NEOs under its Senior Severance Policy (which is available to senior level employees in addition to NEOs), its retirement plans and individual CIC Agreements that provide compensation and benefits only in the event of certain terminations in connection with a change in control (as defined in the CIC Agreements). In addition, NEOs may be entitled to post termination compensation and benefits under the terms of the Company’s Equity Plan, STI program, and other benefit plans. The section below describes the types of compensation and benefits an NEO is eligible to receive under these plans, policies and agreements based on five termination scenarios: (i) involuntary termination, (ii) death, (iii) disability, (iv) retirement and (v) following a change in control and involuntary termination. The NEOs generally will receive only vested amounts under the Company’s plans upon voluntary termination or termination for cause.

Senior Severance Policy

The Senior Severance Policy offers the following benefits to NEOs:

•	4 weeks base salary continuation for each year of service, with a minimum of 26 weeks and a maximum of 78 weeks.
•	Continued medical, dental, and life insurance benefits for the salary continuation period.
•	Pro-rated portion of their target short-term incentive award earned through the date of termination.
•	Outplacement services for up to 12 months.

Involuntary termination includes, for purposes of the Senior Severance Policy, a termination by the Company without cause and a resignation by the NEO due to a material change in the NEO’s authority, duties, responsibilities or base compensation, or a significant change in the location of the NEO’s employment location. In the event of a change in control followed by an involuntary termination, in lieu of any benefits under the Senior Severance Policy, the NEOs would be eligible for severance benefits pursuant to the terms of their CIC Agreements.

Equity Plan

NEOs received grants under the Equity Plan in 2023. The treatment of outstanding equity awards upon involuntary termination (i.e., termination by the Company without cause), retirement, and death and disability is set forth in the Post-Employment and Change in Control Payment table on page 64.

Upon a change in control (as defined in the Equity Plan), outstanding awards under the Equity Plan do not automatically vest and become payable. Instead, awards that are not assumed by the acquiring company may vest in the discretion of the Compensation Committee.

Post-Termination Vesting Terms for Equity Plan Grants

The following table shows the vesting provisions of equity awards termination under the scenarios shown.

Award Type	Involuntary Termination	Retirement(1)	Death/Disability
Performance Shares	Unvested shares forfeited	Eligible for a pro-rata portion of shares (to the extent earned) based on the number of months the NEO served during the performance period.	Target number of shares fully vest
RS (time-based)	Unvested shares forfeited	Unvested shares fully vest	Unvested shares fully vest
SARs	Unvested SARs forfeited. May exercise vested SARs until the earlier of 90 days after the termination date or the 10th anniversary of the grant date.	Unvested SARs continue to vest in the normal course. Vested SARs exercisable until the 10th anniversary of the grant date.	Unvested SARs fully vest. Following disability termination, vested SARs are exercisable for the earlier of 90 days after the termination date or the 10th anniversary of the grant date. Upon death (or if the NEO dies within 90 days of termination due to disability or retirement) SARs are exercisable for the earlier of one year after death or the 10th anniversary of the grant date.

(1)	Retirement means that the NEO has terminated employment with the Company, is at a minimum age of 55, and the executive’s age plus years of service with the Company equals or exceeds 70.

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Change in Control	Change in Control and Involuntary Termination
Unless otherwise determined by the Compensation Committee, unvested time-based RS and SARs will be assumed by the acquirer and continue to vest. Treatment of unvested PS are subject to discretion of the Compensation Committee.	Unvested awards fully vest only if the NEO is involuntarily terminated without cause within 12 months following a change in control.

Change in Control Severance Agreements

Each of our continuing NEOs is a party to a CIC Agreement, that provides severance benefits in the event of a termination of employment by the executive for good reason or by the Company (other than for cause or due to the executive’s death, disability or retirement) within two years after a change in control or, in certain circumstances, in anticipation of a change in control. CIC Agreements are only granted to officers, and only with the approval of the Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee and the Board of Hubbell intend for these agreements foster a stable work environment by reinforcing and encouraging executives’ continued attention and dedication to job responsibilities without the personal distraction or conflict of interest that could arise from concerns about a potential change in control.

A “change in control” is generally defined as a change in the majority of the Company’s Board of Directors during any 12 month period, the acquisition by a party directly or indirectly of 30% or more of the voting power of the Company during any 12 month period, a sale of substantially all of the Company’s assets, or the acquisition by a party of more than 50% of either the voting power of the Company or the fair market value of the Company.

In the event of a change in control, the benefits provided to the NEOs under their CIC Agreements are as follows:

•	A lump sum payment of the NEO’s base salary multiplied by 2.5 for Messrs. Bakker and Sperry and 2.0 for Messrs. Mikes and Gumbs and Ms. Lane.
•	Continued medical, dental, vision and life insurance benefits after termination for 2.5 years for Messrs. Bakker and Sperry and 2 years for Messrs. Mikes and Gumbs and Ms. Lane.
•	A lump sum payment of the target short-term incentive award for the year in which the change in control occurs multiplied by 2.5 for Messrs. Bakker and Sperry and 2.0 for Messrs. Mikes and Gumbs and Ms. Lane.
•	A lump sum payment of the pro-rated portion of their target annual short-term incentive award for the year in which the termination occurs.
•	The incremental value of additional age and service credit under all applicable Supplemental Plans (subject to the terms of each plan freeze) payable as a lump sum.
•	Outplacement services up to 12 months following termination at a cost not to exceed the lesser of 15% of the NEO’s annual base salary or $50,000.

The CIC Agreements provide that the severance multiple will be reduced in monthly increments over the two-year period following the NEO’s 63rd birthday until it is equivalent to the executive’s base salary and average short-term incentive award. The CIC Agreements also provide that if an executive would have otherwise incurred excise taxes under Section 4999 of the Code, the benefits under the CIC Agreement may be reduced to the “safe harbor amount” so that no excise taxes would be due, if such reduction would result in the executive being in a better net after-tax position. The CIC Agreements do not provide for any tax gross-up; executives would be required to pay any excise taxes due under Section 4999 of the Code.

The Company has established a grantor trust to secure the benefits to be provided under the CIC Agreements, the Non-Qualified Supplemental Retirement Plans and other plans maintained by the Company for the benefit of senior management.

For additional information relating to change in control benefits, see the Severance and Change in Control Benefits section on pages 51-52.

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Employment Agreements with Named Executive Officers

The Company does not have employment agreements with any of the NEOs.

Separation Agreement

The Company entered into a Transition and Separation Agreement with Mr. Connolly on June 6, 2023 (the “Separation Agreement”) in connection with his retirement from the Company effective July 1, 2023 (the “Separation Date”). In connection with his announced retirement, Mr. Connolly received compensation and benefits payable under the Separation Agreement to: (i) assist the new HUS segment President, Mr. Gumbs, transition to his new role; (ii) provide continuity to Hubbell and the Utility Solutions segment during Mr. Connolly’s employment in 2023 in advance of his planned retirement; and (iii) recognize the strong performance of the Utility Solutions segment during his leadership tenure.

Mr. Connolly received: (i) a separation payment in a lump sum amount of $610,000 (or fifty-two (52) weeks of base pay), less applicable withholding; (ii) an amount equal to $1,704,281, representing the approximate value of his unvested long-term equity incentive awards, that were due to vest in February 2024 ($888,769 was paid in 2023 and the remainder was paid in February 2024); (iii) $228,750, representing the value of his 2023 STI payment, at target and pro-rated for a period of six months; and (iv) continuation of benefits through March 31, 2024. The Separation Agreement also contains a release of claims against the Company.

DB Restoration Plan and DC Restoration Plan

Under the terms of the DB Restoration Plan, upon a termination of employment due to disability, a participant is entitled to an unreduced immediate pension benefit based upon such participant’s service as of the date service was frozen under each plan (February 28, 2017, for the DB Restoration Plan).

Among other provisions, the DB Restoration Plan provides for the (i) suspension, reduction or termination of benefits in cases of gross misconduct by a participant; (ii) forfeiture of benefits if a retired participant engages in certain competitive activities; and (iii) reduction in benefits upon early retirement. However, after a change of control, a participant’s years of service with the Company (as calculated for the purpose of determining eligibility for the DB Restoration Plan benefits) and benefits accrued prior to the change in control event may not be reduced. If a participant’s employment is terminated within 2 years after a change in control, the participant will receive payment of DB Restoration Plan benefits in one lump sum within 10 days after termination.

All amounts owed under the DC Restoration Plan are paid in a lump sum within 60 days following a change in control.

As described above, the CIC Agreements also provide for additional incremental benefits based on age and service credit, to the extent applicable, under the Supplemental Plans upon qualifying terminations of employment in connection with a change in control.

Potential Payments

The following table reflects the estimated incremental post-termination amounts that would have been payable to each NEO on December 31, 2023, in the event of death, disability, involuntary termination without cause, retirement, or a change in control combined with an involuntary termination (other than for Mr. Connolly, whose table entries show his actual payment entitlements upon termination on July 1, 2023 as outlined in his Separation Agreement described above). No benefits are provided to an NEO solely upon a change in control unless such officer also experiences a qualifying termination. The amounts in the table are calculated in accordance with the terms of the applicable plans, policies and agreements described above and assume that the NEO has met the applicable eligibility requirements. The amounts in the table do not include (i) any value that would be realized upon the exercise of vested SARs or settlement of vested Performance Shares or RS to the extent the awards were vested prior to December 31, 2023, by their terms, or (ii) the estimated value of vested and accrued pension benefits that would be received upon any termination of employment under the terms of the Company’s retirement plans.

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Post-Employment and Change in Control Payment Table

Name	Severance(1) ($)	Equity Awards with Accelerated Vesting(2)(3) ($)	Pension Benefits(4) ($)	Welfare Benefits(5) ($)	Total ($)
Gerben W. Bakker
Death	—	24,931,395	—	—	24,931,395
Disability(6)	—	24,931,395	—	—	24,931,395
Involuntary Termination(7)	2,970,012	6,048,035	—	87,050	9,105,097
Retirement(8)	—	6,048,035	—	—	6,048,035
Change in Control and Involuntary Termination(9),(10),(11)	4,291,016	24,931,395	691,742	115,798	30,029,951
William R. Sperry
Death	—	9,644,412	—	—	9,644,412
Disability(6)	—	9,644,412	—	—	9,644,412
Involuntary Termination(7)	1,478,760	2,342,640	—	69,740	3,891,140
Retirement(8)	—	2,342,640	—	—	2,342,640
Change in Control and Involuntary Termination(9),(10),(11)	2,509,885	9,644,412	—	96,880	12,251,177
Allan J. Connolly
Death	N/A	N/A	N/A	N/A	N/A
Disability(6)	N/A	N/A	N/A	N/A	N/A
Involuntary Termination(7)	838,750	1,704,281	—	65,048	2,608,079
Change in Control and Involuntary Termination(9),(10),(11)	N/A	N/A	N/A	N/A	N/A
Mark E. Mikes
Death	—	2,521,671	—	—	2,521,671
Disability(6)	—	2,521,671	—	—	2,521,671
Involuntary Termination(7)	1,304,964	811,471	—	76,988	2,193,423
Retirement(8)	—	811,471	—	—	811,471
Change in Control and Involuntary Termination(9),(10),(11)	949,298	2,521,671	203,489	88,694	3,763,152
Katherine A. Lane
Death	—	4,542,627	—	—	4,542,627
Disability(6)	—	4,542,627	—	—	4,542,627
Involuntary Termination(7)	927,484	—	—	59,412	986,896
Change in Control and Involuntary Termination(9),(10),(11)	1,259,450	4,542,627	—	71,566	5,873,643
Gregory A. Gumbs
Death	—	438,813	—	—	438,813
Disability(6)	—	438,813	—	—	438,813
Involuntary Termination(7)	542,498	—	—	53,354	595,852
Change in Control and Involuntary Termination(9),(10),(11)	697,802	438,813	—	66,634	1,203,249

(1)	The amounts reported in the Severance column reflect base salary entitlements under the Senior Severance Policy and base salary and bonus entitlements under each NEO’s CIC Agreement. In addition, Severance includes a pro rata portion of the NEO’s target bonus through the date of termination.
(2)	The amounts reported in the Equity Awards with Accelerated Vesting column reflect the value realized by the NEO upon the exercise of all unvested SARs, the vesting of all unvested RS and PS that would vest upon death, disability, or a qualifying change in control. Upon a change in control, if the unvested RS and SARs are assumed by the acquirer and an NEO is terminated without cause within two years of such change in control, such awards will become fully vested prior to the date of termination. If the NEO is not terminated without cause within one year of the change in control, such equity awards will not accelerate. Treatment of unvested PS upon a change in control shall be subject to the discretion of the Compensation Committee.

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(3)	For Messrs. Bakker, Sperry and Mikes, who meet the definition of retirement eligibility, the amounts shown reflect the value realized upon the vesting of all unvested restricted shares upon retirement. No other executive officer will be retirement eligible during the open vesting period of outstanding equity awards. The value realized is calculated using the closing market price of the Company’s Common Stock on December 29, 2023, the last business day of 2023, of $328.93. The amounts shown do not include the value of (i) SARs that are unvested at retirement, but become exercisable post-retirement, or (ii) outstanding performance shares at retirement which may vest on a pro-rated basis at the end of the applicable performance period, because in each case the value would not be determinable as of the last day of the calendar year as it would not have vested on such date.
(4)	The amounts reported in the Pension Benefits column include amounts payable under the Company’s qualified and nonqualified pension plans and nonqualified deferred compensation plans only to the extent the amounts are not described in the Pension Benefit Calculations section discussed above on page 59 or the Non-Qualified Deferred Compensation section discussed on page 60. In the event of a Change in Control, even without termination of employment, amounts under the EDCP distributions will be paid in a lump sum, but no additional value is allocated to the payment in this table. The value listed represents the present value of the payments under EDCP in the Non-Qualified Deferred Compensation section discussed above on page 60.
(5)	The amounts reported in the Welfare Benefits column include the payment of outplacement services for the NEOs for up to twelve months and insurance benefit continuation calculated in accordance with the terms of the Senior Severance Policy and CIC Agreements, as applicable.
(6)	The amounts reported in the “Disability” rows are calculated based on a 5.2% discount rate and using the disability mortality table published in Internal Revenue Ruling 96-7. This table assumes a different life expectancy than the tables used to calculate the present value of accumulated benefits under the Company’s retirement plans. In the event of disability, the incremental retirement plan benefit was calculated by comparing the disability benefit to the vested accrued benefit under the qualified and non-qualified plans as of December 31, 2023.
(7)	“Involuntary Termination,” for purposes of this row, refers to a termination by the Company without cause as described in the Senior Severance Policy prior to the occurrence of a Change in Control. NEOs are not entitled to these benefits in the event of a termination for cause, death or disability. For Mr. Connolly, the involuntary termination amount is outside the standard terms of the Senior Severance Policy and reflects the value of his unvested long-term incentive awards that were due to vest in February 2024.
(8)	“Retirement,” for purposes of this row, refers to a voluntary termination by the NEO (after age 55 and 10 years of service). In addition to the amounts described in this chart, the executive will be entitled to payout of the amounts described under the Pension Benefit Calculations section discussed on page 59.
(9)	The amounts reported in the Severance column for Change in Control and Involuntary Termination are equal to the product of (a) a multiple specified in each NEO’s CIC Agreement and (b) the sum of (x) the NEO’s base salary and (y) the then-current target bonus payable to the NEO in the year which the change in control occurs. The specified multiple may be reduced pursuant to the CIC Agreements, as discussed further in the “Change in Control Severance Agreements” section above. In addition, Severance includes a pro rata portion of the NEO’s target bonus through the date of termination.
(10)	“Change in Control and Involuntary Termination,” for purposes of this row, refers to a termination by the Company without cause (as defined in the CIC Agreement) or by the NEO for good reason (as defined in the CIC Agreement) within 2 years following a change in control (as defined in the CIC Agreement). As noted above, the amounts payable include a lump sum payment of the NEO’s base salary multiplied by 2.5 for Messrs. Bakker and Sperry and 2.0 for Messrs. Mikes and Gumbs and Ms. Lane.
(11)	No benefits shall automatically become payable to the NEOs upon a change in control (as defined in the Equity Plan) due to their unvested RS and SARs until and unless the NEO experiences a qualifying termination related to such change in control. This row assumes such a qualifying termination (a termination by the Company without cause) occurs within 12 months following a change in control. Treatment of unvested PS upon a change in control shall be subject to the discretion of the Compensation Committee.

CEO Pay Ratio

The SEC requires annual disclosure of the ratio of the CEO’s annual total compensation to the annual total compensation of the Company’s median employee.

Mr. Bakker had 2023 annual total compensation of $9,666,284 as reflected in the “Total” column reported in the Summary Compensation Table on page 53. Hubbell’s median employee’s annual total compensation for 2023, as described more fully below, was estimated as $49,030. As a result, we estimate that Mr. Bakker’s annual compensation was approximately 197 times that of Hubbell’s median employee.

There have not been any significant changes to our employee base, our compensation program or our median employee’s situation that would significantly affect our pay ratio disclosure. Accordingly, as permitted by SEC rules, we calculated the 2023 pay ratio using the same median employee we used for purposes of calculating our 2022 pay ratio. What follows is a description of the methodology used from 2022. Pursuant to Instruction 7 to Item 402(u), Hubbell is omitting from its pay ratio calculation those employees that became employees of the Company in 2023 as a result of the Electro Industries/GaugeTech, Balestro and Systems Control acquisitions which aggregated to 1,262 of Hubbell’s 18,300 employees as of December 31, 2023.

For our 2022 proxy, we identified the median of the annual total compensation of all our employees by examining the 2022 annual salary for all employees, excluding the CEO, who were employed by us on November 15, 2022, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2022, as well as our payroll records for all non-U.S. entities. We selected November 15, 2022 because it enabled us to make such identification in a reasonably efficient and economical manner. We did not make any assumptions, adjustments, or estimates with respect to this compensation measure and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2022. After identifying the median employee, we calculated annual total compensation for 2023 for such employee in accordance with SEC rules.

Due to the use by other companies of estimates, assumptions, adjustments, and statistical sampling permitted by SEC rules, pay ratio disclosures generally may involve a degree of imprecision. Accordingly, our pay ratio is merely a reasonable estimate calculated in a manner consistent with SEC Rules and may not be comparable to the pay ratio disclosures of other companies.

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Pay Versus Performance

The following table provides information about the relationship between the compensation paid to Hubbell’s executives and the Company’s financial performance.

					Average Summary Compensation Table Total	Average Compensation Actually Paid	Value of Initial Fixed $100 Investment Based on:		Net Income from Continuing
Year	Summary Compensation Table Total for PEO 1 ($)(1)	Compensation Actually Paid to PEO 1 ($)(2)	Summary Compensation Table Total for PEO 2 ($)(1)	Compensation Actually Paid to PEO 2 ($)(2)	for Non- PEO Named Executive Officers ($)(1)	to Non-PEO Named Executive Officers ($)(2)	Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(4)	Operations Attributable to Hubbell ($ millions)	Adjusted Diluted EPS(5)
2023	9,666,284	25,195,604	N/A	N/A	2,755,598	4,109,289	241.91	150.48	759.8	15.33
2022	8,145,111	16,337,722	N/A	N/A	2,343,695	4,107,995	169.88	119.67	511.3	10.62
2021	6,088,700	12,169,471	N/A	N/A	2,180,790	3,924,025	147.66	146.76	365.0	8.05
2020	6,674,686	5,334,561	8,981,039	7,598,826	2,228,169	2,320,228	108.90	118.61	330.0	7.14

(1)	Gerben W. Bakker became Chief Executive Officer, effective October 1, 2020, and is reflected in the tables above and below as Principal Executive Officer (“PEO”) 1. Prior to that, David G. Nord served as Chief Executive Officer, and he is reflected in the tables as PEO2. The non-PEO NEOs for 2023 were William R. Sperry, Allan J. Connolly, Gregory A. Gumbs, Katherine A. Lane, Mark E. Mikes; and for 2022 were William R. Sperry, Allan J. Connolly, Peter J. Lau, Katherine A. Lane and Alyssa R. Flynn; and for 2021 were William R. Sperry, Allan J. Connolly, Peter J. Lau and Katherine A. Lane; and for 2020 were William R. Sperry, Allan J. Connolly, Stephen M. Mais, and Rodd R. Ruland.

(2)	Compensation Actually Paid (“CAP”) reflects the exclusions and inclusions for the PEOs and NEOs set forth below.

PEO 1: Gerben W. Bakker		2023	2022	2021	2020
Summary Compensation Table Total		9,666,284	8,145,111	6,088,700	6,674,686
Less:	Aggregate grant date fair value of restricted stock and performance shares granted in the applicable year as calculated in accordance with FASB ASC Topic 718	(4,249,556)	(3,579,025)	(3,130,670)	(2,541,156)
Less:	Aggregate grant date fair value of SARs granted in the applicable year as calculated in accordance with FASB ASC Topic 718	(1,394,918)	(1,174,988)	(1,025,488)	(838,512)
Plus:	The fair value as of the end of the fiscal year of unvested equity awards granted in that year	10,631,950	8,505,609	6,411,661	3,663,876
Plus:	The change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year	6,757,770	2,784,556	3,216,228	(55,020)
Plus:	The change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year	3,784,074	1,656,459	601,582	147,663
Plus:	Dividends or other earnings paid in stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—
Plus:	Awards that are granted and vest in the same year, the fair value as of the vesting date	—	—	—	—
Less:	Aggregate change in the actuarial present value of accumulated benefit under the retirement plans in which they participate	—	—	—	(1,716,976)
Less:	Awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	—	—	—	—
Plus:	Service costs, or the actuarial present value of applicable benefit under all such plans attributable to services rendered during the applicable fiscal year and any prior service costs, where applicable	—	—	7,458	—
Compensation Actually Paid to PEO 1		25,195,604	16,337,722	12,169,471	5,334,561

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PEO 2: David G. Nord		2023	2022	2021	2020
Summary Compensation Table Total		N/A	N/A	N/A	8,981,039
Less:	Aggregate grant date fair value of restricted stock and performance shares granted in the applicable year as calculated in accordance with FASB ASC Topic 718	N/A	N/A	N/A	(3,862,554)
Less:	Aggregate grant date fair value of SARs granted in the applicable year as calculated in accordance with FASB ASC Topic 718	N/A	N/A	N/A	(1,274,491)
Plus:	The fair value as of the end of the fiscal year of unvested equity awards granted in that year	N/A	N/A	N/A	5,569,030
Plus:	The change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year	N/A	N/A	N/A	(770,376)
Plus:	The change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year	N/A	N/A	N/A	1,026,483
Plus:	Dividends or other earnings paid in stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	N/A	N/A	N/A	—
Plus:	Awards that are granted and vest in the same year, the fair value as of the vesting date	N/A	N/A	N/A	—
Less:	Aggregate change in the actuarial present value of accumulated benefit under the retirement plans in which they participate	N/A	N/A	N/A	(2,070,305)
Less:	Awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	N/A	N/A	N/A	—
Plus:	Service costs, or the actuarial present value of applicable benefit under all such plans attributable to services rendered during the applicable fiscal year and any prior service costs, where applicable	N/A	N/A	N/A	—
Compensation Actually Paid to PEO 2		N/A	N/A	N/A	7,598,826

Non-PEO Named Executive Officers		2023	2022	2021	2020
Summary Compensation Table Total		2,755,598	2,343,695	2,180,790	2,228,169
Less:	Aggregate grant date fair value of restricted stock and performance shares granted in the applicable year as calculated in accordance with FASB ASC Topic 718	(645,123)	(776,747)	(834,774)	(879,657)
Less:	Aggregate grant date fair value of SARs granted in the applicable year as calculated in accordance with FASB ASC Topic 718	(307,501)	(254,992)	(273,441)	(253,122)
Plus:	The fair value as of the end of the fiscal year of unvested equity awards granted in that year	1,597,127	1,845,901	1,709,616	1,226,859
Plus:	The change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year	890,754	623,409	884,446	(87,273)
Plus:	The change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year	521,081	326,729	257,388	135,936
Plus:	Dividends or other earnings paid in stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—
Plus:	Awards that are granted and vest in the same year, the fair value as of the vesting date	—	—	—	—
Less:	Aggregate change in the actuarial present value of accumulated benefit under the retirement plans in which they participate	—	—	—	(50,684)
Less:	Awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	(702,647)	—	—	—
Plus:	Service costs, or the actuarial present value of applicable benefit under all such plans attributable to services rendered during the applicable fiscal year and any prior service costs, where applicable	—	—	—	—
Compensation Actually Paid to Non-PEO Named Executive Officers		4,109,289	4,107,995	3,924,025	2,320,228

(3)	Dollar values assume $100 was invested for the cumulative period from December 31, 2019 through December 31, 2023, in either the Company or the peer group, and reinvestment of the pre-tax value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance.
(4)	For purposes of this disclosure, the peer group used is the Dow Jones U.S. Electrical Components & Equipment Index.
(5)	“Adjusted Diluted EPS” was determined to be the “most important” financial performance metric used to link performance to CAP for 2023. Adjusted Diluted EPS is a non-GAAP financial measure. A reconciliation to the comparable GAAP financial measure can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024.

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Most Important Measures to Determine CAP for the fiscal year ended December 31, 2023

The four measures listed in the table below represent the most important metrics we used to determine CAP for the fiscal year ended December 31, 2023, as further described in the CD&A section beginning on page 32.

Most Important Measures
Adjusted Diluted Earnings Per Share (EPS)(1)
Relative Sales Growth
Adjusted Operating Profit Margin(1)
Relative Total Shareholder Return

The following is a graphic illustration of the connection between pay and performance:

(1)	Adjusted diluted earnings per share and adjusted operating profit margin are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operation in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024.

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Proposal 3

Ratification of the Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors, which consists entirely of independent Directors, is responsible for the appointment, compensation, retention, evaluation and termination of the Company’s independent registered public accounting firm (independent auditor).

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent auditor for 2024. PricewaterhouseCoopers LLP has served as the Company’s independent auditors since at least 1961. The Audit Committee periodically takes into consideration whether there should be a regular rotation of the independent auditor. The Audit Committee and Hubbell’s Board of Directors believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent external audit firm for 2024 is in the best interests of the Company and its shareholders.

The Audit Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence. In addition, the Audit Committee regularly meets with the lead audit partner without members of management present, which provides the opportunity for continuous assessment of the independent auditor’s effectiveness and independence and for consideration of rotating audit firms.

In accordance with SEC rules, the independent auditor’s lead engagement partner rotates every five years. The Audit Committee is directly involved in the selection of the independent auditor’s lead engagement partner.

A representative of PricewaterhouseCoopers LLP will attend the 2024 Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if desired.

Although ratification of our selection of independent auditors is not required, we value the opinions of our shareholders and wish to submit the matter to a vote at the 2024 Annual Meeting as a matter of sound corporate governance. In the event the selection of PricewaterhouseCoopers LLP is not ratified by the shareholders, the Audit Committee would reconsider the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor. Even if the selection of independent auditors is ratified, the Audit Committee retains the discretion to select a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

The affirmative vote of a majority of the votes cast by the holders of our Common Stock is required to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. This means that the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered to be votes cast and therefore will not affect the voting results. Brokers have the discretionary authority to vote on the ratification of auditors and therefore we do not expect any broker non-votes in connection with this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

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Independent Accounting Firm Fees

PricewaterhouseCoopers LLP provided the following audit and other services during 2022 and 2023.

	2022	2023
Audit Fees	$3,892,750	$4,580,000

•  Audit Fees consist primarily of the annual integrated audit of the Company’s annual consolidated financial statements, and internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit Related Fees	$212,000	$1,228,000

•  Audit Related Fees primarily include accounting advisory services as well as quality of earnings support associated with acquisition and divestiture related activity. In addition, Audit Related Fees include assurance and related services that are reasonably related to performance of the audit of the Company’s consolidated financial statements and are not reported under Audit Fees.

All Other Fees	$6,900	$8,000

•  All Other Fees are primarily for products and services other than the services reported above. These services are related to subscription services purchased from the independent registered public accounting firm.

TOTAL FEES	$4,111,650	$5,816,000

Audit and Non-Audit Services Pre-Approval Policy

The Company’s Audit and Non-Audit Services Pre-Approval Policy (the “Services Policy”) sets forth the policies and procedures by which the Audit Committee reviews and approves all services to be provided by the independent auditors prior to their engagement. The Services Policy underscores the need to ensure the independence of the independent auditor while recognizing that the independent auditor may have expertise that best positions it to provide the most effective and efficient services on certain matters unrelated to accounting and auditing.

The Audit Committee will only pre-approve the services that it believes enhance the Company’s ability to manage or control risk. The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. The Services Policy provides the Audit Committee with a description of services that can be performed such as audit, audit-related, tax and other permissible non-audit services. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors and considers whether such services are consistent with SEC rules and regulations on auditor independence. Any proposed services exceeding pre-approved amounts also require pre-approval by the Audit Committee. In the interim periods between Audit Committee meetings, the Chair of the Audit Committee can authorize spending that exceeds pre-approved levels.

During 2023, all audit services, audit-related services, and other services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

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Audit Committee Report

The Audit Committee of the Board of Directors is made up of independent Directors functioning in accordance with a written charter last revised, adopted and approved by the Board of Directors effective May 4, 2021, which Charter is reviewed annually by the Audit Committee. As provided in the Charter, the Audit Committee assists the Company’s Directors in fulfilling their responsibilities relating to corporate accounting, the quality and integrity of the Company’s financial reports, and the Company’s reporting practices. The functions of the Audit Committee are further described in the “Corporate Governance” section on page 18.

In connection with the discharge of its responsibilities, the Audit Committee has taken a number of actions, including, the following:

•	The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements.
•	The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed per applicable requirements of the Public Company Accounting Oversight Board and the SEC.
•	The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, discussed their independence with them, and satisfied itself as to the independence of the independent registered public accounting firm.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC.

Audit Committee

Bonnie C. Lind, Chair
Debra L. Dial
Rhett A. Hernandez
John F. Malloy
Jennifer M. Pollino

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Additional Information

Solicitation Expenses

The Company will pay the cost of soliciting proxies for the 2024 Annual Meeting. Original solicitation of proxies may be supplemented by telephone, fax, email, or personal solicitation by the Company’s Directors, officers or employees. No additional compensation will be paid to the Company’s Directors, officers or employees for such services. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an estimated cost of $20,000, plus reasonable expenses.

Stock Ownership Information

Five Percent Owners of Company Stock

The Company has a single class of Common Stock and each share of Common Stock is entitled to one vote. On March 8, 2024, the Company had outstanding 53,682,772 shares of Common Stock. As of that date, there were 1,133 holders of our Common Stock. The following table sets forth as of March 8, 2024, the beneficial owners of more than 5% of the Company’s Common Stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,696,582	(1)	12.5%
Common Stock	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	3,983,321	(2)	7.4%
(1)	The Company received a copy of Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group (“Vanguard”) reporting ownership of these shares as of December 31, 2023. According to the Schedule 13G/A, Vanguard has sole voting power as to none of these shares, sole dispositive power as to 6,475,124 of these shares, shared voting power as to 67,784 of these shares, and shared dispositive power as to 221,458 of these shares.
(2)	The Company received a copy of Schedule 13G/A filed with the SEC on January 26, 2024, by BlackRock, Inc. (“BlackRock”) reporting ownership of these shares as of December 31, 2023. According to the Schedule 13G/A, BlackRock has sole voting power as to 3,548,807 of these shares and sole dispositive power with respect to 3,983,321 of these shares. The shares were acquired by the following subsidiaries of BlackRock: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, Aperio Group, LLC, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, BlackRock Fund Managers Ltd.

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Stock Ownership of Directors and Executive Officers

Our Directors and Officers have stock ownership requirements that align their interests with our shareholders.

Our Corporate Governance Guidelines require every Director to own Company stock equal in value to five times their annual base cash retainer no later than the fifth anniversary of the date on which such Director receives their first annual restricted share grant. Directors who do not meet the ownership minimum must retain all Company shares they directly or indirectly obtain. All Directors satisfy the ownership requirements.

The section entitled “Stock Ownership and Retention Policy” on pages 49-50 detail stock ownership and retention requirements for the NEOs and executive officers of the Company. The Guidelines and the Stock Ownership Policy can both be viewed on the Company’s website at www.hubbell.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.

All executive officers, including all current NEOs, are in compliance with the Stock Ownership Policy.

The following table sets forth as of March 8, 2024 information regarding the beneficial ownership of the Company’s Common Stock by each Director, each of the NEOs, and by all Directors and current executive officers of the Company as a group.

In addition to the shares of Common Stock reflected in the Total Beneficial Ownership column below, our Directors hold stock units and restricted stock units, as applicable, under the Deferred Plan for Directors. These deferred stock units are reflected in footnotes (2) and (3) in the table below and are further detailed in the Deferred Compensation Plan section on page 29. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons listed in the table have sole investment and voting power with respect to all Company securities owned by them.

Name and Title of Class	Common Stock		Shares Obtainable Upon Exercise of Options/SARs(1)	Total Beneficial Ownership		Aggregate No. of Stock Units Held(2)	Aggregate No. of Restricted Stock Units Held(3)	Total Ownership
Carlos M. Cardoso	1,711		—	1,711	(4)	2,346	7,785	11,842
Debra L. Dial	439			439	(5)	—	—	439
Anthony J. Guzzi	6,490		—	6,490		31,834	13,971	52,295
Rhett A. Hernandez	2,020		—	2,020	(4)	—	—	2,020
Neal J. Keating	8,071		—	8,071		7,345	13,971	29,387
Bonnie C. Lind	600		—	600		2,154	4,372	7,126
John F. Malloy	18,218		—	18,218	(4)	1,767	1,814	21,799
Jennifer M. Pollino	2,020		—	2,020	(4)	—	—	2,020
John G. Russell	7,438		—	7,438	(4)	6,235	7,023	20,696
Gerben W. Bakker	45,883		109,361	155,244	(6)	—	—	155,244
William R. Sperry	36,419		15,263	51,682	(6)	—	—	51,682
Allan J. Connolly(8)	—		—	—	(6)	—	—	—
Mark E. Mikes	1,942		10,012	11,954	(6)	—	—	11,954
Katherine A. Lane	8,514		30,106	38,620	(6)	—	—	38,620
Gregory A. Gumbs	—		—	—	(6)	—	—	—
All Directors and current executive officers as a group (16 persons)	243,109	(7)	175,562	418,671	(6)(7)	—	—	418,671
(1)	Represents shares of Common Stock obtainable upon the exercise of stock appreciation rights under the Equity Plan. See the “Outstanding Equity Awards at 2023 Fiscal Year End” section on page 57.
(2)	Represents stock units (each stock unit consisting of one share of Common Stock) held under the Company’s Deferred Plan for Directors, as of March 8, 2024. See the section “Deferred Compensation Plan” on page 29.
(3)	Represents vested and unvested restricted stock units (“RSUs”) (each RSU consisting of the right to receive one share of Common Stock) held under the Company’s Deferred Plan for Directors, as of March 8, 2024. See the “Deferred Compensation Plan” section on page 29.
(4)	Includes 527 shares of Common Stock granted as restricted stock under the Equity Plan, on May 2, 2023 which vest on the date of the 2024 Annual Meeting of Shareholders if the Director is still serving (or earlier, upon death or a change in control).
(5)	Represents shares of Common Stock granted as restricted stock under the Equity Plan, on July 1, 2023 which vest on the date of the 2024 Annual Meeting of Shareholders if the Director is still serving (or earlier, upon death or a change in control).
(6)	Does not include the following shares of Common Stock granted as restricted stock under the Equity Plan which vest at the end of a three-year performance period subject to achievement of certain performance goals. Mr. Bakker - 16,261, Mr. Sperry - 5,860, Mr. Gumbs - 2,040, Ms. Lane - 2,908 and Mr. Mikes - 2,957; and all executive officers as a group 32,274 shares. See the “Outstanding Equity Awards at 2023 Fiscal Year End” section on page 57.
(7)	Includes 100,000 shares of Common Stock held by The Hubbell Foundation of which two corporate officers and two senior employees of the Company are co-trustees and have shared voting and investment power.
(8)	Mr. Connolly’s last day with the Company was July 1, 2023.

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Compensation Committee Interlocks and Insider Participation

Throughout 2023, no member of the Compensation Committee was an employee, officer or former officer of the Company, or had any relationship requiring disclosure under Item 407 of Regulation S-K. None of our executive officers served on the board or compensation committee of any entity in 2023 that had an executive officer serving as a member of our Board of Directors or Compensation Committee.

Review and Approval of Related Person Transactions

The Board of Directors has adopted a written related person transaction policy. The NCGC administers the policy, which applies to all transactions where the amount exceeds $100,000 and in which the Company is or will be a participant on one side and a related person is or will be a participant or has, or will have, a direct or indirect material interest on the other side. A related person includes any person who is or was since the beginning of the last fiscal year a Director, executive officer, nominee for Director or beneficial owner of more than 5% of the Company’s Common Stock, or any of such person’s immediate family members. The NCGC will determine, based on the facts and circumstances it deems appropriate, whether such related person transaction should be approved. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. For fiscal year 2023, the Company had no related person transactions that were required to be disclosed under Item 404 of Regulation S-K. See the discussion under “Director Independence” on page 20.

Shareholder Proposals and Nominations for Director

Proposals and other items of business described below that must be delivered in writing should be directed to Hubbell Incorporated c/o Katherine A. Lane, Senior Vice President, General Counsel and Secretary, 40 Waterview Drive, Shelton, Connecticut 06484.

Director Nominations Intended for Inclusion in our 2025 Proxy Materials (Proxy Access)

The proxy access provision of the Company’s By-Laws permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and include in the Company’s proxy materials for an annual meeting director candidates constituting up to the greater of two individuals or 20% of the number of members then serving on our Board. The Company’s By-Laws also specify other requirements for the nominating shareholder(s) and the nominee(s). Assuming that our 2025 annual meeting is not advanced by more than 20 days or delayed by more than 70 days from the first anniversary of the date of the 2024 annual meeting, we must receive the notice of a proxy access nomination for the 2025 annual meeting no earlier than February 6, 2025, and no later than February 26, 2025, for the nomination to be considered.

Proposals Intended for Inclusion in the 2025 Proxy Materials

Shareholder proposals to be considered for inclusion in the Company’s proxy materials related to the 2025 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Company in writing no later than November 25, 2024.

Proposals Not Intended for Inclusion in the 2025 Proxy Materials

The Company’s By-Laws permit shareholders to nominate a Director or submit a proposal to be considered at the 2025 Annual Meeting of Shareholders, subject to specific procedures and requirements. Any such nominations or proposals must be received by the Company in writing no earlier than February 6, 2025, and no later than February 26, 2025, in order to be considered. However, if the date of the 2025 Annual Meeting is more than 20 days before or more than 70 days after May 7, 2025, shareholders must submit such nominations or proposals not earlier than the 90th day prior to the meeting and

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not later than the close of business on the later of the 70th day prior to the meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. In addition, with respect to nominations for Directors, if the number of Directors to be elected at the 2025 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for Director or specifying the size of the increased Board at least 80 days prior to May 7, 2025, notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at our principal executive offices in writing not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

A shareholder’s notice to nominate a Director or bring any other business before the 2025 Annual Meeting must set forth certain information specified in our By-Laws. For additional information on the time limitations and requirements related to Director nominations or other shareholder proposals, see the Company’s By-Laws at www.hubbell.com in the Corporate Governance section. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.

Universal Proxy

In addition to satisfying the foregoing notice requirements under our By-Laws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2025.

Eliminating Duplicative Proxy Materials (“Householding”)

A single annual report and proxy statement or notice of internet availability of proxy materials may be delivered to multiple shareholders who share an address unless one of the affected shareholders has given contrary instructions. This is known as “householding,” and it helps us reduce the cost and environmental impact of printing and mailing our proxy materials. If at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive such shareholder’s own copy of our proxy materials-either now or in the future-or if at any time, shareholders who share an address and receive separate copies of our proxy materials would like to receive a single copy of these documents in the future, such shareholder or shareholders may (1) notify their broker or (2) direct their written or oral request to our transfer agent, Computershare, via regular mail to Computershare, PO Box 43078, Providence, RI 02940-3078, or by phone, toll-free at 800-874-1136. Our transfer agent will promptly comply with any such request.

Availability of Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (without exhibits or documents incorporated by reference therein) will be sent without charge to shareholders upon written request to Hubbell Incorporated c/o Katherine A. Lane, Senior Vice President, General Counsel and Secretary, 40 Waterview Drive, Shelton, Connecticut 06484, or by calling (475) 882-4144, by first class mail or other equally prompt means within one business day of receipt of such request. Our Annual Report is also available on the Investor Relations page of our website, www.hubbell.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.

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HUBBELL INCORPORATED
40 WATERVIEW DRIVE
SHELTON, CT 06484
ATTN: CORPORATE SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM Eastern Time on May 6, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM Eastern Time on May 6, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any specific requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34626-P04476 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

HUBBELL INCORPORATED

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gerben W. Bakker
02) Carlos M. Cardoso
03) Debra L. Dial
04) Anthony J. Guzzi
05) Rhett A. Hernandez
06) Neal J. Keating
07) Bonnie C. Lind
08) John F. Malloy
09) Jennifer M. Pollino

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve, by non-binding vote, the compensation of our named executive officers as presented in the 2024 Proxy Statement.	☐	☐	☐
3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2024.	☐	☐	☐

NOTE: Voting items may also include such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All shareholders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Proxy Statement and Annual Report is available at www.proxyvote.com.

V34627-P04476

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
HUBBELL INCORPORATED
For Annual Meeting of Shareholders
May 7, 2024 at 9:00 AM

The undersigned hereby appoints each of Katherine A. Lane and Antonio Goncalves as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated **Common Stock** at the Annual Meeting of its shareholders and at any postponement, continuation or adjournment thereof upon the matters set forth in the Notice of Meeting and Proxy Statement for the 2024 Annual Meeting of Shareholders and upon all other matters properly coming before said meeting or any postponement, continuation or adjournment thereof. **This proxy will be voted FOR the election of each nominee for director contained in Proposal 1 and FOR Proposals 2 and 3 unless a contrary specification is made, in which case it will be voted in accordance with such specification. The proxies are authorized to vote upon such other business as may properly come before the annual meeting or at any postponement, continuation or adjournment thereof in their discretion.**

Continued and to be signed on reverse side